                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                              SABRATEK CORPORATION

                                       AND

                               RALIN MEDICAL, INC.

                                -----------------


                            DATED AS OF MAY 19, 1999

                                -----------------

                                TABLE OF CONTENTS

                            STOCK PURCHASE AGREEMENT

ARTICLE I. PURCHASE AND SALE......................................................................................1
         1.1.     Purchase Price; Allocation of Purchase Price....................................................1
         1.2.     Closing.........................................................................................2
         1.3.     Cash Reconciliation.............................................................................3

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF RALIN...............................................................5

         2.1.     Organization, Standing and Qualification of Ralin...............................................5
         2.2.     Organization, Standing, Qualification and Ownership of LWI......................................5
         2.3.     Capitalization..................................................................................5
         2.4.     Subsidiaries....................................................................................6
         2.5.     Financial Statements............................................................................6
         2.6.     Insurance.......................................................................................6
         2.7.     Authorization; Approvals........................................................................6
         2.8.     No Conflict with Other Instruments and Laws.....................................................7
         2.9.     Absence of Undisclosed Liabilities; Changes.....................................................7
         2.10.    Labor Agreement and Actions.....................................................................8
         2.11.    Compliance with Law and Other Instruments.......................................................9
         2.12.    Proprietary Rights..............................................................................9
         2.13.    Taxes..........................................................................................10
         2.14.    Contracts......................................................................................11
         2.15.    Litigation.....................................................................................12
         2.16.    Fees and Commissions...........................................................................12
         2.17.    ERISA..........................................................................................13
         2.18.    Title to Properties; Encumbrances..............................................................13
         2.19.    Environmental Compliance.......................................................................14
         2.20.    Affiliate Transactions.........................................................................15
         2.21.    Books and Records..............................................................................15
         2.22.    Financial Resources............................................................................15
         2.23.    Accounts Receivable............................................................................15
         2.24.    Customers......................................................................................15
         2.25.    Employees......................................................................................16
         2.26.    Leases.........................................................................................16
         2.27.    Investment.....................................................................................16
         2.28.    Sufficiency of Assets..........................................................................16
         2.29.    Inter-Company Indebtedness.....................................................................16
         2.30.    Disclosure.....................................................................................17

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SABRATEK..........................................................17

         3.1.     Organization, Standing and Qualification of Sabratek...........................................17


                                       2
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
         3.2.     Capitalization.................................................................................17
         3.3.     Authorization; Approvals.......................................................................17
         3.4.     No Conflict with Other Instruments and Laws....................................................18
         3.5.     SEC Reports....................................................................................18
         3.6.     Undisclosed Liabilities........................................................................19
         3.7.     Litigation.....................................................................................19
         3.8.     Fees and Commissions...........................................................................19
         3.9.     Financial Resources............................................................................19
         3.10.    Disclosure.....................................................................................19

ARTICLE IV. COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................19

         4.1.     Conduct of Business Prior to the Closing.......................................................19
         4.2.     LWI Forbearances...............................................................................20
         4.3.     Compliance with Agreements and Laws............................................................21
         4.4.     Payment of Obligations.........................................................................21
         4.5.     Exclusivity....................................................................................21

ARTICLE V. ADDITIONAL AGREEMENTS.................................................................................22

         5.1.     Regulatory and Other Matters...................................................................22
         5.2.     Access to Information..........................................................................22
         5.3.     Additional Agreements..........................................................................22
         5.4.     Advice of Changes..............................................................................22
         5.5.     Restrictions on Transfer.......................................................................22
         5.6.     Pre-Closing Transfer Restrictions..............................................................23
         5.7.     Transition.....................................................................................23
         5.8.     Post-Closing Arrangements Concerning Contracts.................................................23
         5.9.     Non-Compete; Non-Solicitation..................................................................24
         5.10.    Written Consent................................................................................26
         5.11.    Settlement of Group Payments...................................................................26
         5.12.    Certain Tax Matters............................................................................26
         5.13.    Employee Matters...............................................................................28
         5.14.    Collection of LWI Accounts Receivable..........................................................29
         5.15.    Cooperation with Post-Closing Audit............................................................32

ARTICLE VI. CONDITIONS PRECEDENT.................................................................................32

         6.1.     Conditions to Each Party's Obligation To Effect the Transaction................................32
         6.2.     Conditions to Obligations of Sabratek..........................................................33
         6.3.     Conditions to Obligations of Ralin.............................................................34
         6.4.     Efforts to Close...............................................................................35

ARTICLE VII. TERMINATION AND AMENDMENT...........................................................................35

         7.1.     Termination....................................................................................35
         7.2.     Effect of Termination..........................................................................36
         7.3.     Amendment; Extension; Waiver...................................................................36



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

ARTICLE VIII. INDEMNIFICATION....................................................................................36

         8.1.     Agreement to Indemnify.........................................................................36
         8.2.     Procedure for Indemnification..................................................................37
         8.3.     General Provisions Regarding Indemnification and Remedies......................................38
         8.4.     Escrow Agreements..............................................................................39

ARTICLE IX. GENERAL PROVISIONS...................................................................................40

         9.1.     Expenses.......................................................................................40
         9.2.     Notices........................................................................................41
         9.3.     Interpretation.................................................................................41
         9.4.     Counterparts; Facsimile........................................................................42
         9.5.     Entire Agreement...............................................................................42
         9.6.     Governing Law..................................................................................42
         9.7.     Severability...................................................................................42
         9.8.     Publicity......................................................................................42
         9.9.     Assignment; Third Party Beneficiaries..........................................................42
         9.10.    Construction...................................................................................43
         9.11.    Dispute Resolution.............................................................................43
         9.12.    Schedules and Exhibits.........................................................................44


         EXHIBITS

         Exhibit A                  List of Equipment
         Exhibit B                  List of Assumed Contracts and Assumed Rights
         Exhibit C                  List of Certain LWI Employees and Terms of Options
         Exhibit D                  Form of Transition Services Agreement
         Exhibit E                  List of Transferred Employees
         Exhibit F                  Form of Employment Agreement
         Exhibit G                  Form of Opinion of Ralin's Counsel
         Exhibit H                  Form of Opinion of Sabratek's Counsel
         Exhibit I                  Form of Registration Rights Agreement
         Exhibit J-1                Form of Indemnification Escrow Agreement
         Exhibit J-2                Form of Excess Share Escrow Agreement
         Exhibit K-1                Indemnification Escrow Terms
         Exhibit K-2                Excess Share Escrow Terms


         SCHEDULES

         Schedule 2.2               Organization, Standing, Qualification and Ownership of LWI
         Schedule 2.5               Financial Statements
         Schedule 2.6               Insurance
         Schedule 2.7               Authorization; Approvals



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
         SCHEDULES  -  (CONTINUED)

         Schedule 2.8               No Conflicts with Other Instruments and Laws
         Schedule 2.9               Absence of Undisclosed Liabilities; Changes
         Schedule 2.11              Compliance with Law and Other Instruments
         Schedule 2.12              Proprietary Rights
         Schedule 2.14              Contracts
         Schedule 2.15              Litigation
         Schedule 2.17              ERISA
         Schedule 2.18              Title to Properties; Encumbrances
         Schedule 2.19              Environmental Compliance
         Schedule 2.20              Affiliate Transactions
         Schedule 2.23              Accounts Receivable
         Schedule 2.25              Employees
         Schedule 2.26              Leases
         Schedule 2.28              Sufficiency of Assets

         Schedule 3.3               Authorization; Approvals
         Schedule 3.4               No Conflict with Other Instrumental and Laws



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


                            STOCK PURCHASE AGREEMENT



         STOCK PURCHASE AGREEMENT, dated as of May 19, 1999 (the "Agreement"), by and between SABRATEK CORPORATION, a Delaware corporation ("Sabratek"), and RALIN MEDICAL, INC., a Delaware corporation ("Ralin").

         WHEREAS, LifeWatch, Inc., an Illinois corporation ("LWI"), is a wholly-owned subsidiary of Ralin.

         WHEREAS, the Boards of Directors of Sabratek and Ralin have determined that it is in their respective best interests to consummate the purchase and sale provided for in this Agreement, in which Sabratek shall purchase from Ralin, and Ralin shall sell to Sabratek, all of the outstanding capital stock of LWI (the "Transaction") and as a result, LWI shall become a wholly-owned subsidiary of Sabratek.

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transaction and to establish certain conditions to the Transaction.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:



                                    ARTICLE I.

                                PURCHASE AND SALE

         1.1. Purchase Price; Allocation of Purchase Price.

         (a) Upon the terms and subject to the conditions of this Agreement, Ralin shall sell to Sabratek, and Sabratek shall purchase from Ralin, 100 shares of LWI Common Stock (as defined in Section 2.3), which shares of LWI Common Stock shall constitute all of the issued and outstanding shares of capital stock of LWI (the "Shares").

         (b) The aggregate purchase price (the "Purchase Price") payable for all of the Shares shall be as follows: (i) $12,260,000 in cash (the "Cash Consideration"), plus (ii) 900,000 shares of unregistered Sabratek Common Stock (as defined in Section 3.2), which shares shall be paid into escrow accounts at the Closing (as defined below) as set forth in Section 1.1(c) below (the "Share Consideration"). If, prior to the Closing, the outstanding shares of Sabratek Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Share Consideration.

         (c) Sabratek and Ralin agree to make a timely election under Section 338(h)(10) of the Code (as defined in Section 2.13) in respect to the purchase and sale of the Shares as provided in Section 5.12(f) of this Agreement. As a result the parties agree that for federal and state income tax purposes the transaction will be treated as a sale of assets by LWI and that any tax attributes of LWI (including but not limited to any net operating loss carryover) will not be transferred to Sabratek or survive with LWI, but shall be retained by Ralin. The Purchase Price and the liabilities of LWI (plus other relevant items) shall be allocated to the assets of LWI for all purposes (including tax and financial accounting) as shown on a schedule (the "Allocation Schedule") prepared in accordance with this Section 1.2(c). Within 60 days after the Closing Date, Sabratek shall prepare a draft of the Allocation Schedule and deliver such draft to Ralin for Ralin's review. The parties shall work together in good faith to resolve any disagreements regarding any of the allocations proposed by Sabratek in such draft. If, within 30 days after the date that Sabratek submits its draft of the Allocation Schedule to Ralin for Ralin's review, the parties are unable to resolve all disagreements regarding the allocations reflected thereon, then the disputed items shall be submitted to a Big 5 accounting firm mutually agreeable to Sabratek and Ralin for resolution, which firm shall resolve all disputed items within 30 days after such submission. Such firm's resolution of all disputed items shall be binding on Ralin and Sabratek, and the fees and expenses of such firm shall be borne equally by Sabratek and Ralin. Sabratek, Ralin and LWI will file all Tax Returns (including amended returns and claims for refund) and information reports (including Form 8023) in a manner consistent with the Allocation Schedule as finally determined pursuant to this Section 1.2(c).

         1.2. Closing.

         (a) On the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., local time, at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, as soon as practicable but in any event within three business days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VI, unless otherwise agreed by the parties (the actual date of the Closing being referred to herein as the "Closing Date"). The Closing shall be deemed effective as of 12:01 a.m. on the Closing Date.

         (b) At the Closing, Ralin shall deliver to Sabratek certificates evidencing the Shares duly endorsed for transfer in blank or accompanied by duly executed assignments separate from the certificates evidencing the Shares, together with the other documents, bills of sale, assignments and assumptions, agreements, opinions, instruments and certificates contemplated by this Agreement.

         (c) At the Closing, Sabratek shall pay the Cash Consideration to Ralin by wire transfer of immediately available funds to an account designated by Ralin in writing to Sabratek and deliver to the respective Escrow Agent (as defined in Section 8.4) stock certificates issued to Ralin representing the portion of the Share Consideration as provided in Section 8.4, which Share Consideration shall be duly authorized and validly issued, fully paid and non-assessable, and not subject to preemptive or any other similar rights of others, and be free and clear of all Liens (as defined in Section 2.18) (other than state and federal securities law restrictions and any Liens that arise from actions by or agreements of Ralin), and have no personal liability attaching to the ownership thereof, subject to the terms of the Registration Rights Agreement (as defined in Section 6.3).

         (d) As a matter of clarification, Ralin hereby assigns all of its interest, whether ownership or leasehold, in the equipment described on Exhibit A to LWI, effective as of the Closing. Ralin shall transfer and assign to LWI the contracts, agreements and arrangements set forth on Exhibit B (the "Assumed Contracts") and LWI shall assume, perform and discharge in a timely manner all obligations of Ralin arising or occurring under the Assumed Contracts from and after the Closing, subject to the terms of an assignment and assumption agreement in a form reasonably satisfactory to Ralin and Sabratek (the "Assignment and Assumption Agreement"). In addition, Ralin shall transfer and assign to LWI the Ralin LWI-Related Proprietary Rights (as defined in Section 2.12) and the accounts receivable also set forth on Exhibit B (the "Assumed Rights").

         (e) In addition, at the Closing, the parties shall execute and deliver any other instruments, documents and certificates that may be reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement, including all forms required to make an election under Section 338(h)(10) with respect to LWI.

         1.3. Cash Reconciliation.

         (a) Definitions. "Stub Period" means the period beginning on the first day of the calendar month in which the Closing occurs and ending on the Closing Date. "Stub Period LWI Receivables" means the aggregate amount collected in cash during the Stub Period by LWI with respect to the accounts receivable of LWI. "Stub Period LWI Payables" means the aggregate amount actually paid by LWI in the ordinary course of business and in accordance with past practice during the Stub Period with respect to the accounts payable of LWI. "Stub Period LWI Payroll" means an amount equal to the pro-rated payroll of LWI (including normal payroll costs, withholding and tax payments) with respect to the Stub Period, calculated as the (x) total payroll of LWI for the calendar month immediately preceding the month of the Closing divided by (y) 30 and then multiplied by (z) the actual number of days in the Stub Period. "Stub Period Amount" means the result of (x) the Stub Period LWI Receivables less (y) Stub Period LWI Payables, and then less (z) Stub Period LWI Payroll.

         (b) Interim Working Capital Statement. On or prior to the fifth business day following the Closing Date, Sabratek and its independent auditors, at Sabratek's cost, shall deliver to Ralin a statement of Stub Period LWI Receivables, Stub Period LWI Payables and Stub Period LWI Payroll (the "Interim Working Capital Statement"). Sabratek and its auditors will (i) make available to Ralin and its agents, attorneys and accountants upon reasonable advance notice all records and work papers necessary to understand the Interim Working Capital Statement and to calculate Stub Period LWI Receivables, Stub Period LWI Payables and Stub Period LWI Payroll and (ii) allow Sabratek and its agents, attorneys and accountants upon reasonable advance notice to interview any Sabratek or LWI personnel or independent auditor personnel significantly involved in the preparation of the Interim Working Capital Statement. If Ralin disagrees with the computation of Stub Period LWI Receivables, Stub Period LWI Payables or Stub Period LWI Payroll contained in the Interim Working Capital Statement, Ralin may, within 15 days after receipt of the Interim Working Capital Statement, deliver a notice (the "Ralin Objection Notice") to Sabratek setting forth the objections of Ralin and, to the extent reasonably possible, Stub Period LWI Receivables, Stub Period LWI Payables and Stub Period LWI Payroll as determined by Ralin. Ralin and Sabratek will use reasonable efforts to resolve any disagreements as to the computation of Stub Period LWI Receivables, Stub Period LWI Payables and Stub Period LWI Payroll, but if they do not obtain a final resolution within 10 days after Sabratek has received the Ralin Objection Notice, Ralin and Sabratek will jointly retain a mutually agreeable independent accounting form of recognized national standing that is not a public accountant of Ralin, Sabratek or any of their respective affiliates (and "Independent Firm") to resolve any remaining disagreements. If Ralin and Sabratek are unable to agree on the choice of an Independent Firm, the choice will be selected by a lot from those top five accounting firms that are Independent Firms or, if no top five accounting firm is an Independent Firm or is willing to serve, selected by lot from those Independent Firms that are willing to serve. Ralin and Sabratek will direct the chosen Independent Firm to render a determination within 20 days of its retention and Ralin and Sabratek and their respective agents will cooperate with the chosen Independent Firm during its engagement. The chosen Independent Firm will consider only those issues related to the determination of Stub Period LWI Receivables, Stub Period LWI Payables and Stub Period LWI Payroll set forth in the Ralin Objection Notice which Ralin and Sabratek have been unable to resolve. The determination of the chosen Independent Firm will be based on and consistent with the definition of Stub Period LWI Receivables, Stub Period LWI Payables and Stub Period LWI Payroll included in this Agreement. The determination of the chosen Independent Firm will be conclusive and binding upon Ralin and Sabratek. In any proceeding described in this subsection, all of the costs and expenses of Ralin (including attorneys' fees and expenses) shall be borne by Ralin, all of the costs and expenses of Sabratek (including attorneys' fees and expenses) shall be borne by Sabratek and all costs and expenses of the chosen Independent Firm shall be equally shared by Ralin and Sabratek.

         (c) Payment of Stub Period Amount. If the Stub Period Amount is a positive number, then Ralin shall pay Sabratek an amount equal to the Stub Period Payment within 5 business days of the final determination of the Stub Payment Amount, which amount shall be payable in cash by wire transfer of immediately available funds. If the Stub Period Payment is a negative number, then Sabratek shall pay Ralin an amount equal to the Stub Period Payment (as if such negative number were a positive number) within 5 business days of the final determination of the Stub Payment Amount, which amount shall be payable in cash by wire transfer of immediately available funds. Notwithstanding anything to the contrary in this Section 1.3, in the event that the Closing shall occur on the first business day of a calendar month or within 2 business days before the end of a calendar month, then the parties agree to forgo the preparation of an Interim Working Capital Statement and the payment of any Stub Period Amount. The Stub Payment Amount shall not be included in or be subject to the Deductible or the Cap (as defined in Section 8.3)



                                 ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES OF RALIN

         Ralin represents and warrants to Sabratek as follows, subject in the case of the representations and warranties in each particular Section below to the exceptions set forth in the corresponding Section of the disclosure schedule of Ralin (the "Ralin Disclosure Schedule"):

         2.1. Organization, Standing and Qualification of Ralin. Ralin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and assets and to transact its business as presently conducted and to enter into this Agreement and, subject to stockholder approval and the obtaining of the Ralin Governmental Consents and the Sabratek Governmental Consents (as each term is hereinafter defined), to carry out the transactions contemplated by the Agreement.

         2.2. Organization, Standing, Qualification and Ownership of LWI. LWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. LWI is in good standing in the State of Illinois and duly qualified to do business as a foreign corporation and in good standing in Oregon, South Carolina and Florida and there is no other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a material adverse effect on the business, assets, operations (including future operations) or financial condition ("Material Adverse Effect") of LWI. Schedule
2.2 lists each of the current directors and officers of LWI. Ralin owns all of the outstanding capital stock of LWI and there are no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities from LWI.

         2.3. Capitalization. The authorized capital stock of LWI consists of 1,000 shares of common stock, par value $0.01 per share (the "LWI Common Stock"), of which 100 shares are issued and outstanding. The record owner of the issued and outstanding shares of LWI Common Stock is Ralin and such shares are free and clear of any restrictions on transfer (other than pursuant to the federal securities laws and state law) and/or Liens. The issued and outstanding shares of LWI's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Holders of shares of LWI's capital stock have no preemptive rights, and no holder of shares of LWI's capital stock or any other Person has any preemptive right or right of first refusal to purchase securities sold by LWI or sold or transferred by a LWI shareholder. Except for the transactions contemplated by this Agreement, there are no outstanding warrants, options, convertible or exchangeable securities or rights to subscribe for or purchase any capital stock or other securities (including any securities convertible into or exchangeable for capital stock of LWI) from LWI or any commitments with respect to any of the foregoing, and there are no agreements, restrictions or encumbrances with respect to the sale, disposition or voting of any shares of LWI's capital stock (other than state and federal securities law restrictions).

         2.4. Subsidiaries. LWI has no (and has never had any) subsidiaries and does not own any interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, association or other entity.

         2.5. Financial Statements. Ralin has furnished Sabratek with (i) Ralin's consolidated audited balance sheet as of December 31, 1997 and related consolidated audited statements of income and cash flows for the year ended December 31, 1997, (ii) LWI's draft audited balance sheet as of December 31, 1998 and related draft audited statements of income and cash flows for the year ended December 31, 1998 (the "LWI 1998 Financial Statements"), and (iii) LWI's interim unaudited balance sheet (the "Unaudited Balance Sheet") as of March 31, 1999 (the "Unaudited Balance Sheet Date") and related interim unaudited statements of income and cash flows for the three (3) months ended March 31, 1999 (the "Unaudited Income Statement") (each of which in (i), (ii) and (iii) above are collectively referred to as the "Financial Statements" and are attached as
Schedule 2.5). The Financial Statements are complete and correct (to the extent they relate to or indirectly affect LWI) in all material respects, are in accordance with the books and records of Ralin and its subsidiaries (including
LWI) (which in turn are complete and correct in all material respects (to the extent they relate to or indirectly affect LWI)), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied, and fairly and accurately present in all material respects the financial position of the LWI business as of such dates and the results of operations of the LWI business for the periods then ended, provided that the unaudited and draft Financial Statements may not contain all footnotes required by GAAP and the Unaudited Balance Sheet and the Unaudited Income Statement are subject to normal year end adjustments. Since the Unaudited Balance Sheet Date, LWI has not incurred or otherwise become subject to any liabilities, debts or obligations other than in the ordinary course of business consistent with past practice, except for those listed on Schedule 2.5. Except as disclosed on
Schedule 2.5, to Ralin's knowledge (a) the reserves established by Ralin and its subsidiaries set forth in the Financial Statements with respect to LWI are adequate in all material respects and (b) there are no material loss contingencies which were not adequately disclosed in the Financial Statements with respect to LWI.

         2.6. Insurance. Ralin maintains valid policies of workers' compensation insurance and of insurance with respect to LWI's properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against property loss or damage, fire, theft and liability, including professional liability (collectively, the "Insurance Policies"). The Insurance Policies are identified on Schedule 2.6. Copies of the Insurance Policies have been made available to Sabratek. No notice from any insurance carrier insuring LWI's properties and business has been received by Ralin claiming that Ralin is in default with respect to any provision contained in any material insurance policy, and Ralin has not failed to give any notice or present any claim under any material insurance policy in due and timely fashion. All of the insurance policies with respect to LWI are issued in the name of Ralin and will cease to cover LWI's properties and business as of the Closing.

         2.7. Authorization; Approvals. The execution, delivery and performance (subject to stockholder approval) by Ralin of this Agreement and all other agreements, documents and instruments to be executed and delivered by Ralin in connection with the transactions contemplated by this Agreement have been duly authorized by its Board of Directors. Subject to approval by its stockholders, Ralin has all necessary corporate power and authority to consummate the transactions contemplated by this Agreement. This Agreement has been, and the other agreements, documents and instruments to be executed and delivered by Ralin in connection with the transactions contemplated by this Agreement will have been, duly executed and delivered by Ralin. This Agreement constitutes, and all other agreements, documents and instruments to be executed and delivered by Ralin in connection with the transactions contemplated by the Agreement will constitute, the valid and binding obligations of Ralin legally enforceable against

Ralin in accordance with their respective terms. Except as set forth on Schedule
2.7 (the "Ralin Governmental Consents"), Ralin has obtained all consents, authorizations and approvals of, and has made all declarations and filings with, all federal and state governmental authorities required on the part of Ralin or LWI in connection with the consummation of the transactions contemplated by this Agreement, and all other agreements, documents and instruments to be executed and delivered by Ralin in connection with the transactions contemplated by the Agreement, except to the extent that any failure by Ralin to comply with the foregoing is due to misrepresentations or nondisclosures of Sabratek.

         2.8. No Conflict with Other Instruments and Laws. Except as set forth on Schedule 2.8 (the "Ralin Consents"), the execution and delivery by Ralin of this Agreement and all other agreements, documents and instruments contemplated hereby to which Ralin is or will become a party, the fulfillment of and compliance with the respective terms hereof and thereof by Ralin do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the capital stock or assets of Ralin or LWI pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, the charter or bylaws of Ralin or LWI, or any law, statute, rule or regulation to which Ralin, LWI or the transactions contemplated herein are subject, or any agreement, instrument, order, judgment or decree to which Ralin, LWI or the transactions contemplated herein are subject; except in each case where the failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ralin, LWI or Sabratek.

         2.9. Absence of Undisclosed Liabilities; Changes.

         (a) Except as otherwise described in Schedule 2.9, LWI has no liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) of a type required by GAAP to be reflected as a liability or obligation on a balance sheet prepared in accordance with GAAP (including, without limiting the generality of the foregoing, any tax liabilities due or to become due to the extent they relate to the conduct of the business of LWI through the date hereof) that is not reflected in the Unaudited Balance Sheet or described in the notes to the Financial Statements, except (i) obligations and liabilities incurred after the Unaudited Balance Sheet Date in the ordinary course of business consistent with past practice (none of which is a liability resulting from breach of contract, tort, infringement, claim, lawsuit or violation of applicable law); (ii) obligations under contracts made in the ordinary course of business consistent with past practice that would not be required to be reflected or disclosed in financial statements prepared in accordance with GAAP; and (iii) obligations and liabilities under this Agreement and the related documents and agreements.

         (b) Except as described in Schedule 2.9 and this Agreement, since the Unaudited Balance Sheet Date there has been no (i) occurrence or development that has had or is reasonably likely to have a Material Adverse Effect on LWI;
(ii) agreement or arrangement entered into by LWI granting rights to purchase any of the material assets (other than any inventory or other assets sold in the ordinary course of business consistent with past practice), properties or rights of LWI (including management and control thereof), or requiring the consent of any party to a transfer or assignment of such assets, properties or rights (or change in the management or control thereof), or providing for the merger or consolidation of LWI with or into another corporation, association or business entity; (iii) payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of LWI, or any agreement or commitment therefor; (iv) change in any material accounting method or practice followed by Ralin or LWI; or (v) transaction, contract or agreement entered into by LWI, other than in the ordinary course of business consistent with past practice.

         (c) In addition, since the Unaudited Balance Sheet Date, LWI has not:
(i) borrowed any amount (other than in the ordinary course of business consistent with past practice) or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice; (ii) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims; (iii) sold, assigned, transferred, leased, licensed or otherwise encumbered any Proprietary Rights of LWI or any Ralin LWI-Related Proprietary Rights (other than as expressly contemplated by this Agreement), disclosed any material proprietary confidential information to any Person (other than to Sabratek and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Proprietary Rights of LWI or Ralin LWI-Related Proprietary Rights (other than as expressly contemplated by this Agreement); (iv) made or granted any bonus or any wage or salary increase to any LWI employee or group of LWI employees (except in connection with normal and customary annual performance reviews or as required by pre-existing contracts described on the Ralin Disclosure Schedule); or (v) made any loans or advances to, guarantees for the benefit of, or any investments in, any Persons (other than advances to LWI employees in the ordinary course of business consistent with past practice).

         2.10. Labor Agreement and Actions. LWI is not bound by or subject to any contract with any labor union and, to the knowledge of Ralin, no labor union has requested or has sought to represent any of the employees of LWI. There is no strike or other labor dispute involving LWI pending, or to the knowledge of Ralin threatened, which could reasonably be expected to have a Material Adverse Effect on LWI, nor is LWI aware of any labor organization activity involving its employees.

         2.11. Compliance with Law and Other Instruments. Neither Ralin nor any of its subsidiaries (including LWI) is in violation in any material respect of any statute or governmental rule or regulation or any writ, injunction or order applicable to or which affect LWI. No notices have been received by Ralin or any of its subsidiaries and no claims have been filed, to the knowledge of Ralin, with respect to LWI alleging a material violation of any such laws, ordinances, codes, rules, requirements or regulations. Except as otherwise described in
Schedule 2.11, to the knowledge of Ralin, there exists no condition, event or act which after notice, lapse of time, or both, could constitute a material violation or breach of, or a material default under, any statute or governmental rule or regulation or writ, injunction or order applicable to LWI. To the knowledge of Ralin, no employee of LWI is in violation of any term of any employment contract or any other contract or agreement relating to the employment of such employee with LWI, the violation of which could reasonably be expected to have a Material Adverse Effect on LWI. Except for governmental licenses, permits, approvals and consents, the failure to obtain any of which alone or in the aggregate could not reasonably be expected to have a Material Adverse Effect on LWI, Schedule 2.11 lists all governmental licenses, permits, franchises, approvals and consents required to be received or obtained by LWI to conduct its business as presently conducted, all of which LWI currently possesses and all of which are in full force and effect, and there have been no violations in respect of any such licenses, permits, approvals or consents, except in each case as could not reasonably be expected to have a Material Adverse Effect on LWI. No notices have been received by LWI that seek to revoke or limit any such licenses, permits, approvals or consents and no proceeding is pending or, to Ralin's knowledge, threatened, to revoke or limit any of such licenses, permits, approvals or consents.

         2.12. Proprietary Rights. Except for off-the-shelf software, Schedule
2.12 contains a list of all patents, trademarks, trade names, corporate names, executed software licenses in the name of LWI, Internet domain names and registered copyrights (and all applications therefor) owned by LWI or used by and reasonably necessary for LWI in the conduct of its business as presently being conducted (the "Proprietary Rights"). Except as disclosed on Schedule 2.12, Ralin or LWI owns, or has the right to use, without limitation, without the payment of royalties or fees or other consideration, free and clear of all liens, licenses, security interests, encumbrances or other restrictions (except the terms and conditions of agreements and licenses disclosed in Schedule 2.12) all of the Proprietary Rights reasonably necessary for or used by LWI in the conduct of LWI's business as presently being conducted. The Proprietary Rights that are held by or in the name of Ralin and are used by or reasonably necessary for LWI in the conduct of its business as presently being conducted (the "Ralin LWI-Related Proprietary Rights") are identified as such on Schedule 2.12. Except as disclosed on Schedule 2.12, none of the Proprietary Rights has been declared invalid, been limited by order of the any court or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge. Except as disclosed on Schedule 2.12 and to the knowledge of Ralin, LWI has not infringed and is not infringing or misappropriating on the proprietary rights of others which could reasonably be expected to have a Material Adverse Effect on LWI, and neither Ralin nor LWI has received any notice to that effect. Except as disclosed on Schedule 2.12 and as contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not terminate or alter LWI's ownership of or the ability of LWI to utilize the Proprietary Rights or the terms of such ownership or use. Except as disclosed on
Schedule 2.12, (a) LWI has not granted to any other party any assignment, license, sublicense or other right to use or any right to purchase or otherwise acquire or any security interest in the Proprietary Rights; (b) no proceedings have been instituted or are pending against LWI which challenges its rights to use any of the Proprietary Rights; and (c) to the knowledge of Ralin, no third party has infringed or misappropriated, or is infringing or misappropriating the Proprietary Rights.

         2.13. Taxes.

         (a) Ralin and its subsidiaries have timely filed all Tax Returns that are required to be filed by any of them and all such Tax Returns are correct and complete in all material respects. Ralin and its subsidiaries have paid or made provision for the payment of all Taxes due from any of them. Ralin and its subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business since the Unaudited Balance Sheet Date; the assessment of any additional Taxes for periods for which Tax Returns have been filed by Ralin and its subsidiaries shall not exceed the recorded liability therefor on the Unaudited Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income). The Tax Returns of Ralin and its subsidiaries have not been audited by any taxing authority, and there are no waivers in effect of the applicable statute of limitations for any period. No examination or audit of any Tax Return or report of Ralin or any subsidiary by any applicable taxing authority is currently in progress. No deficiency assessment or proposed adjustment of Taxes of Ralin or any subsidiary is pending, and Ralin has no knowledge of any proposed liability for any Tax to be imposed on Ralin or any subsidiary; provided, however, that if the foregoing is found to be breached or incorrect, then it shall be deemed breached or incorrect only to the extent LWI is liable to pay any Taxes.

         (b) LWI is not obligated to make payments, and is not a party to an agreement that could obligate it to make any payments, that would not be deductible under Section 280G of the Code. No claim has ever been made in writing to Ralin or LWI by a taxing authority in a jurisdiction where LWI does not file Tax Returns that LWI is or may be subject to Taxes assessed by such jurisdiction. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of LWI. LWI has not been a member of an Affiliated Group other than the one of which Ralin was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by Ralin or LWI. Sabratek will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Shares to the Sabratek.

         (c) For purposes of this Agreement: (i) "Affiliated Group" means any affiliated group of corporations within the meaning of Section 1504 of the Code (and any corresponding provision of state, local or foreign income Tax law);
(ii) "Code" means the Internal Revenue Code of 1986, as amended; (iii) "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; and (iv) "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statement or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements related to Taxes.

         2.14. Contracts. Schedule 2.14 lists the following contracts, agreements and arrangements to which LWI, or Ralin or any of its other subsidiaries with respect to LWI, is a party or is subject:

                  (a) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which involved the payment by any party thereto of consideration in excess of $25,000 in the 1998 fiscal year of LWI or which could reasonably be expected to involve the payment by any party thereto of consideration in excess of $25,000 in the 1999 fiscal year of LWI;

                  (b) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

                  (c) any material agreement concerning confidentiality or noncompetition;

                  (d) any agreement between LWI and Ralin, any subsidiary of Ralin or any Ralin officer, director or holder, directly or indirectly, of outstanding shares of Ralin capital stock (on an as-converted basis) constituting more than 10% of the aggregate number of shares of Ralin capital stock outstanding (on an as-converted basis) as of the date hereof (each a "Ralin Affiliate");

                  (e) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the LWI current or former directors, officers, and employees;

                  (f) any collective bargaining agreement;

                  (g) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $40,000 or providing material severance benefits;

                  (h) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees other than in the ordinary course of business consistent with past practice;

                  (i) any agreement or license with respect to the Proprietary Rights; or

                  (j) any other agreement (or group of related agreements) the performance of which involved the payment of consideration in excess of $25,000 in the 1998 fiscal year of LWI or which could reasonably be expected to involve the payment of $25,000 in the 1999 fiscal year of LWI.

         Ralin has delivered or made available to Sabratek a correct and complete copy of each written agreement, contract or arrangement listed in
Schedule 2.14 and a written summary setting forth the material terms and conditions of any oral agreement, contract and arrangement referred to in
Schedule 2.14. Except as disclosed on Schedule 2.14, with respect to each of the foregoing agreements, contracts and arrangements, to the knowledge of Ralin: (A) the agreement, contract or arrangement is legal, valid, binding, enforceable and in full force and effect in all material respects; (B) no party is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement, contract or arrangement; and (C) no party has repudiated any material provision of the agreement, contract or arrangement. Except as disclosed on Schedule 2.14, with respect to each agreement, contract and arrangement listed thereon in which the performance thereunder involved the payment of consideration in excess of $50,000 in the 1998 fiscal year of LWI or could reasonably be expected to involve the payment of $50,000 in the 1999 fiscal year of LWI (other than leases disclosed in Schedule 2.26): (A) such agreement, contract or arrangement is legal, valid, binding, enforceable and in full force and effect in all material respects; (B) LWI is not (and, to the knowledge of Ralin, the other parties thereto are not) in material breach or default and, to the knowledge of Ralin, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such agreement, contract or arrangement; and (C) LWI has not (and, to the knowledge of Ralin, the other parties thereto have not) repudiated any material provision of the agreement, contract or arrangement.

         2.15. Litigation. Except as set forth in Schedule 2.15, no action, suit, proceeding or governmental inquiry or investigation is pending or, to the knowledge of Ralin, threatened against LWI or any of its officers, directors or employees (in their capacity as such) or against Ralin with respect to LWI before any court, arbitration board or tribunal or administrative or other governmental agency, nor is Ralin aware of (i) any such threatened or contemplated action, proceeding, inquiry or investigation or (ii) any facts or circumstances that could reasonably be expected to give rise to (or any correspondence with respect to) any such proceeding, inquiry or investigation (except to the extent set forth on Schedule 2.15). Except as set forth in
Schedule 2.15, during the three years preceding the date hereof, there have not been any actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the knowledge of Ralin, threatened against LWI or Ralin with respect to LWI. LWI is not subject to any judgment, order or decree of any court or other governmental agency. To the knowledge of Ralin, there are no material actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or threatened against any past or current client or customer of LWI that relate to services or products provided to or by LWI.

         2.16. Fees and Commissions. Neither Ralin nor LWI, nor any officer or director on behalf of them, has retained, or owes any fee to, any finder, broker, agent, financial advisor or other intermediary (collectively, "Intermediary") in connection with the transactions contemplated by this Agreement.

         2.17. ERISA. Except as disclosed on Schedule 2.17, neither Ralin nor LWI maintains, sponsors, or contributes (or has during the last five (5) years been obligated to maintain, sponsor or contribute) to, or has any liability with respect to, any program or arrangement that is an "employee pension benefit plan", an "employee welfare benefit plan", or a "multi-employer plan", as those terms are defined in Sections 3(1), 3(2) or 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any deferred compensation, bonus, incentive compensation, savings, stock option or fringe benefit plan or arrangement with respect to any employee of LWI. The plans, programs and arrangements referred to in the preceding sentence are collectively called "Employee Benefit Plans". Neither Ralin nor LWI nor any person that is a member of LWI's controlled group of corporations or a trade or business under common control with LWI as defined in Section 414 of the Code has, maintains, sponsors or contributes or has during the last five (5) years been obligated to maintain, sponsor or contribute) to any benefit plan subject to Title IV of ERISA or a multi-employer plan. With respect to Ralin's Employee Benefit Plans, individually and in the aggregate, all such plans have been maintained and operated in accordance with their terms and applicable laws, including compliance with all reporting and disclosure requirements, and no event has occurred, and, to the knowledge of Ralin, there exists no condition or set of circumstances in connection with which Ralin or LWI could be subject to any liability (except for liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code (including Consolidated and Omnibus Recovery Act ("COBRA")) or any other applicable law or to any person. With respect to Ralin's Employee Benefit Plans, individually and in the aggregate, there are no benefit obligations for which contributions have not been made or properly accrued in accordance with GAAP, on the Financial Statements, and accounted for by reserves if unfunded. Each Employee Benefit Plan that is intended to be tax qualified has received an Internal Revenue Service determination letter covering all Code requirements for which the remedial amendment period has expired. Neither Ralin nor LWI has any liability to provide post-retirement welfare benefits to any former or current employee of LWI.

         2.18. Title to Properties; Encumbrances. LWI owns no real property. Except as set forth on Schedule 2.18, LWI has good and valid title to all of the assets used in its businesses, including, without limitation, all the material properties and assets reflected in the Financial Statements as being owned by LWI, subject to no encumbrance, lien, security interest, claim, charge or other restriction of any kind or character (collectively, "Liens"), other than (a) Liens set forth or disclosed in the Financial Statements or as listed on
Schedule 2.18; (b) Liens consisting of zoning or planning restrictions, easements, permits and other similar restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract (in the aggregate) from the value of, or impair the use of, such property by LWI; (c) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons; (e) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and (f) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP (Liens of the type described in clauses (a) through (f) above, inclusive, are hereinafter sometimes referred to as "Permitted Liens") To the knowledge of Ralin, no Liens have been filed against the assets of LWI other than Liens that, in the aggregate, do not materially affect the operation of the business of LWI. Except as set forth in
Schedule 2.18, the assets of LWI are in good working order and condition, ordinary wear and tear excepted.

         2.19. Environmental Compliance.  Except as disclosed in Schedule 2.19:

         (a) Neither LWI nor any of its agents, contractors, employees or representatives, has released, emitted, discharged, dumped or disposed of any hazardous substances ("Hazardous Substances") onto or into the assets of LWI, or any part thereof, or onto or into any other property in violation of Environmental Laws. For purposes of this Agreement "Hazardous Substances" has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and shall also expressly include petroleum, crude oil and any fraction thereof and any medical waste. The term "Environmental Laws" means all applicable foreign, federal, state, county and local statutes, regulations or ordinances (including common law duties established by courts) relating to human health and the environment or the generation, treatment, storage, recycling, transportation, release or disposal of Hazardous Substances.

         (b) No Hazardous Substances have been or are currently located at, in, or under or about either the assets of LWI or any other property currently or previously owned or operated by LWI in a manner which: (i) violates in any material respect applicable Environmental Laws or (ii) requires response, remedial, corrective action or cleanup of any kind under any applicable Environmental Laws.

         (c) With respect to the assets or other property of LWI, whether previously or currently owned or operated or used by LWI for the treatment, storage or disposal of Hazardous Substances, no litigation, investigation, administrative or other proceeding of any kind is pending or, to the knowledge of Ralin, threatened by any federal, foreign, state or local governmental entity or private party arising from: (i) any applicable Environmental Laws; (ii) any response, remedial or cleanup activities or (iii) any release or threatened release of Hazardous Substances. In addition, Ralin is not now aware of any facts on which such litigation, investigation, administrative or other proceeding of any kind might reasonably be based.

         (d) With respect to the assets or other property of LWI, whether previously or currently owned or operated or used by LWI for the treatment, storage or disposal of Hazardous Substances, LWI is not subject to any judgment, injunction, writ, order or agreement arising from: (i) any applicable Environmental Laws; (ii) any remedial, response or cleanup activities or (iii) any liabilities, damages, costs, fees or expenses related to the release or threatened release of Hazardous Substances. In addition, LWI is not aware of any facts on which such a judgment, injunction, writ, order or agreement might reasonably be based.

         (e) The assets of LWI do not contain any asbestos or PCB containing materials in violation of any applicable Environmental Laws.

         (f) There are no underground storage tanks located on any real property previously or currently owned or leased by LWI, and there has not been a release or threatened release from any of such underground storage tanks.

         (g) LWI and its property is in compliance in all material respects with all Environmental Laws.

         (h) No employee of LWI in the course of his or her employment with LWI has been exposed to any Hazardous Substances or other substance generated, produced or used by LWI which could give rise to any claim against LWI that could be reasonably expected to have a Material Adverse Effect on LWI.

         2.20. Affiliate Transactions. Except as set forth on Schedule 2.20, no Ralin Affiliate or, to the knowledge of Ralin, any employee or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest (excluding a less than 5% stockholder in a publicly held corporation), is a party to any agreement, contract, commitment or transaction with LWI or with Ralin with respect to LWI or has any material interest in any material property owned or used by LWI (including any Proprietary Rights).

         2.21. Books and Records. The books and records of LWI, including, without limitation, its stock record books and minute books, are complete and correct in all material respects and accurately and fairly reflect all material information relating to its business, the nature, acquisition, maintenance, location and character of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable.

         2.22. Financial Resources. Ralin has reasonably sufficient financial resources to perform its obligations under this Agreement and the documents to be executed and delivered in connection with this Agreement.

         2.23. Accounts Receivable. All accounts receivable reflected on the Unaudited Balance Sheet with respect to LWI and all accounts receivable to be reflected on the books and records of Ralin with respect to LWI as of the Closing Date are or shall be valid receivables arising in the ordinary course of business. Schedule 2.23 contains a complete and correct aging report for such accounts receivables as of the date of such report. LWI has a protocol in place which is intended to ensure that a physician's order or other legally required supporting evidence or documents are on file for each of its accounts receivable. To the knowledge of Ralin, no fraudulent or other inappropriately submitted Medicare claim or other claim has been submitted by LWI with respect to its accounts receivable. LWI has not intentionally submitted any Medicare claim or other claim that it knew was fraudulent or inappropriate.

         2.24. Customers. Ralin has not received any indication from any customer of LWI accounting for 10% or more of the annual sales of LWI to the effect that, and Ralin has no reason to believe that, such customers will stop, or materially decrease the rate of, buying products or services from LWI (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

         2.25. Employees. To the knowledge of Ralin, no executive or key employee of LWI and no group of LWI employees has any plans to terminate employment with LWI (including those employees of Ralin to be transferred to LWI as contemplated by this Agreement). To the knowledge of Ralin, none of the LWI employees or consultants are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or other agreement or judgment, decree or order of any court or administrative agency, relating to, affecting or in conflict with the business activities of LWI or the duties of such person to LWI, except for agreements between LWI and its present and former employees. LWI has not received or issued any notice alleging that any violation of any such agreements has occurred. No current employee or consultant of LWI has excluded works or inventions made prior to his or her employment with LWI from any inventions or similar agreement between LWI and such person. A complete and correct list as of the date of this Agreement of all employees and officers of LWI and their current compensation (salary and bonus and other compensation) is set forth on Schedule 2.25.

         2.26. Leases. Schedule 2.26 lists all real property leased or subleased to LWI or used by LWI. Ralin has delivered or made available to Sabratek correct and complete copies of such leases and subleases (as amended to date). To the knowledge of Ralin, each such lease and sublease is legal, valid, binding, enforceable and in full force and effect.

         2.27. Investment. Except as provided in the Registration Rights Agreement (as hereinafter defined), Ralin understands that the shares of Sabratek capital stock acquired by it under this Agreement have not been, and shall not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering. Ralin acknowledges that it is acquiring such securities solely for its own account for investment purposes, and not with a view to, or intention to effect, the distribution thereof in violation of the Securities Act or any applicable state securities laws, and that such securities may not be disposed of in contravention of the Securities Act or any applicable state securities laws. Ralin represents that it is a sophisticated investor with knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of the investment in such securities, has received certain information concerning Sabratek and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in purchasing such securities. Ralin is an "accredited investor" as contemplated by Regulation D under the Securities Act.

         2.28. Sufficiency of Assets. Except as disclosed on Schedule 2.28 and the assets used by Ralin to perform the services under the Transition Services Agreement (as defined in Section 6.1(d)), the assets of LWI (after taking into account the transfer of assets from Ralin to LWI as contemplated by this Agreement) include all of the assets reasonably necessary for the conduct of the business of LWI after the Closing in the manner the business of LWI was conducted immediately prior to the date of this Agreement.

         2.29. Inter-Company Indebtedness. LWI is not indebted to Ralin or any other Subsidiary of Ralin.

         2.30. Disclosure. The representations and warranties of Ralin in this Agreement do not include any untrue statement of a material fact nor do they omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.



                                 ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF SABRATEK

         Sabratek represents and warrants to Ralin as follows, subject in the case of the representations and warranties in each particular Section below to the exceptions set forth in the corresponding Section of the disclosure schedule of Sabratek (the "Sabratek Disclosure Schedule"):

         3.1. Organization, Standing and Qualification of Sabratek. Sabratek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and assets and to transact its business as presently conducted and to enter into this Agreement (except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a Material Adverse Effect on Sabratek and its subsidiaries, taken as a whole) and, subject to obtaining the Sabratek Governmental Consents and Ralin Governmental Consents (as each term is hereinafter defined), to carry out the transactions contemplated by the Agreement. Sabratek is duly qualified to do business as a foreign corporation and is in good standing in the State of Illinois and in every other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on Sabratek and its subsidiaries, taken as a whole.

         3.2. Capitalization. The authorized capital stock of Sabratek consists of (i) 25,000,000 shares of common stock, par value $0.01 per share (the "Sabratek Common Stock"), of which 9,875,584 shares were issued and outstanding on March 31, 1999 and (ii) 12,500,000 shares of preferred stock, par value $0.01 per share, none of which were issued or outstanding as of March 31, 1999. The issued and outstanding shares of Sabratek's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The shares of Sabratek Common Stock to be issued to Ralin pursuant to the Transaction are duly authorized and, at the Closing, all such shares will be validly issued, fully paid, nonassessable and not subject to preemptive or any other similar rights of others, and be free and clear of all Liens (other than state and federal securities law restrictions and any Liens which arise from actions by or agreements of Ralin), and have no personal liability attaching to the ownership thereof.

         3.3. Authorization; Approvals. The execution, delivery and performance by Sabratek of this Agreement and all other agreements, documents and instruments to be executed and delivered by Sabratek in connection with the transactions contemplated by this Agreement have been duly authorized by its Board of Directors. Sabratek has all necessary corporate power and authority to consummate the transactions contemplated by this Agreement. This Agreement has been, and the other agreements, documents and instruments to be executed and delivered by Sabratek in connection with the transactions contemplated by this Agreement will have been, duly executed and delivered by Sabratek. This Agreement constitutes, and all other agreements, documents and instruments to be executed and delivered by Sabratek in connection with the transactions contemplated by the Agreement will constitute, the valid and binding obligations of Sabratek legally enforceable against Sabratek in accordance with their respective terms. Except as set forth on Schedule 3.3 and except for filings, permits, authorizations, consents and approvals required under the Exchange Act (as hereinafter defined), the Hart-Scott-Rodino Antitrust Improvement Act (the "HSR Act"), the Nasdaq Stock Market and state securities laws (the "Sabratek Governmental Consents"), Sabratek has obtained all consents, authorizations and approvals of, and has made all declarations and filings with, all federal and state governmental authorities required on the part of Sabratek in connection with the consummation of the transactions contemplated by this Agreement, and all other agreements, documents and instruments to be executed and delivered by Sabratek in connection with the transactions contemplated by the Agreement, except to the extent that any failure by Sabratek to comply with the foregoing is due to misrepresentations or nondisclosures of Ralin.

         3.4. No Conflict with Other Instruments and Laws. Except as set forth on Schedule 3.4 (the "Sabratek Consents"), the execution of and performance by Sabratek of its obligations under this Agreement and all other agreements, documents and instruments to be executed and delivered by Sabratek in connection with this Agreement will not violate any provision of law or governmental rule or regulation and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (i) Sabratek's Certificate of Incorporation, (ii) Sabratek's By-Laws as currently in effect,
(iii) any judgment, decree or order to which Sabratek or any of its affiliates is bound, (iv) any agreement, contract, lease, indenture or other instrument to which Sabratek or any of its affiliates is a party, except in the case of clauses (iii) and (iv) where such judgment, decree or order or conflict, breach or default of such agreement, contract, lease, indenture or other instrument could not reasonably be expected to have a Material Adverse Effect on Sabratek and its subsidiaries, taken as a whole.

         3.5. SEC Reports. The annual report on Form 10-K of Sabratek for the fiscal year ended December 31, 1998, as filed under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and all other reports and proxy statements filed or required to be filed by Sabratek subsequent to such report (collectively, the "Sabratek SEC Documents"), have been duly and timely filed by Sabratek; and as of their respective dates (or if amended prior to the date of this Agreement, then on the date of such last amendment) complied in all material respects with all requirements under the Exchange Act and the rules and regulations promulgated thereunder and contained no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The financial statements of Sabratek included in the Sabratek SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) consistently applied during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the financial position of Sabratek as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments, other adjustments discussed therein (if any) and lack of footnote disclosures). Sabratek is currently eligible under the Securities Act to use a Registration Statement on Form S-3 to register resales of Sabratek Common Stock.

         3.6. Undisclosed Liabilities. Except (i) to the extent disclosed in the Sabratek SEC Documents and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since December 31, 1998, neither Sabratek nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sabratek and its subsidiaries, taken as a whole.

         3.7. Litigation. Except as disclosed in the Sabratek SEC Documents, no action, proceeding or governmental inquiry or investigation is pending or, to the knowledge of Sabratek, threatened against Sabratek or any of its subsidiaries or any of their respective officers, directors or employees (in their capacity as such) before any court, arbitration board or tribunal or administrative or other governmental agency, nor is Sabratek aware of any such threatened or contemplated action, proceeding, inquiry or investigation, which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Sabratek and its subsidiaries, taken as a whole, or would prevent Sabratek from consummating the transactions contemplated by this Agreement.

         3.8. Fees and Commissions. Except compensation to and expenses of EGS Securities, Inc., neither Sabratek or any of its subsidiaries, nor any officer or director on behalf of them, has retained, or owes any fee to, any Intermediary in connection with the transactions contemplated by this Agreement.

         3.9. Financial Resources. Sabratek has reasonably sufficient financial resources to perform its obligations under this Agreement and the documents to be executed and delivered in connection with this Agreement.

         3.10. Disclosure. The representations and warranties of Sabratek in this Agreement do not include any untrue statement of a material fact nor do they omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.



                                 ARTICLE IV.

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1. Conduct of Business Prior to the Closing. During the period from the date of this Agreement to the Closing, except as expressly contemplated or permitted by this Agreement, Ralin shall cause LWI to (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and employees and (iii) take no action which would materially and adversely affect or delay the ability of Ralin or Sabratek to obtain any necessary approvals or consents required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. During the period from the date of this Agreement to the Closing, except as expressly contemplated or permitted by this Agreement, the parties shall take no action which would materially and adversely affect or delay the ability of them to obtain any necessary approvals or consents required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

         4.2. LWI Forbearances. During the period from the date of this Agreement to the Closing, except as expressly contemplated or permitted by this Agreement, Ralin shall cause LWI to not, without the prior written consent of
Sabratek:

         (a) incur any indebtedness for borrowed money (except in the ordinary course of the business consistent with past practice) assume, guarantee, endorse or otherwise as an accommodation, become responsible for the obligations of any other individual, partnership, limited liability company, corporation or other entity (collectively, "Person"), or make any loan or advance;

         (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of LWI's capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (iii) grant any Person any right to acquire any shares of LWI's capital stock, or (iv) issue any additional shares of capital stock;

         (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person, or cancel or release any indebtedness or claims owed to or held by LWI or by any Person, except in the ordinary course of business consistent with past practice;

         (d) make any investment in any Person by purchase of securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person;

         (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract, or change any terms in any material respect, other than renewals or changes in immaterial terms thereof;

         (f) increase the compensation or fringe benefits of any of its directors or officers or (other than in the ordinary course of business consistent with past practice) increase in any material respect the compensation or fringe benefits of any of its employees, pay any pension or retirement allowance not required by any existing plan or agreement to any of the foregoing, or become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any of the foregoing;

         (g) settle any material claim, action or proceeding involving money damages;

         (h) directly or indirectly engage in any transaction (other than customary reimbursement for travel and other transactions in the ordinary course of business) or enter into, terminate or modify any arrangement or contract with any officer, director, stockholder or other insider or affiliate of Ralin or LWI;

         (i) enter into or amend any agreement, contract or commitment involving the expenditure of more than $25,000 or which has a term of more than six months;

         (j) enter into any new, or modify any existing, employment agreement;

         (k) enter into any contract, agreement or arrangement with respect to Proprietary Rights;

         (l) amend its Articles of Incorporation or By-Laws; or

         (m) take any action that is intended or may reasonably be expected to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or (ii) any of the conditions to the Transaction set forth in Article VI not being satisfied or
(iii) any violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

         4.3. Compliance with Agreements and Laws. Ralin shall cause LWI to (i) comply with all material obligations pursuant to any contract or agreement, whether oral or written, express or implied, to which it is a party or subject and (ii) comply in all material respects with applicable laws.

         4.4. Payment of Obligations. Ralin shall (and shall cause LWI to) pay and discharge as and when due and payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon unless contested in good faith by appropriate proceedings) and pay and discharge as and when due and payable all claims for labor, materials or supplies in the ordinary course of business consistent with past practice.

         4.5. Exclusivity. Prior to the termination of this Agreement, none of Ralin, any of its subsidiaries or affiliates or any of their respective officers, employees, directors or agents shall, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person (other than Sabratek in connection with the transactions contemplated hereby) or enter into any agreement or accept any offer relating to or consummate any (a) merger or consolidation involving LWI, (b) purchase or sale of any assets or capital stock (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock) of LWI (other than a purchase or sale in the ordinary course of business consistent with past practice), or (c) similar transaction or business combination involving LWI or its assets (each of the foregoing transactions described in clauses (a) through (c), a "Company Transaction"); or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. Ralin agrees to notify Sabratek immediately if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction.



                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

         5.1. Regulatory and Other Matters. The parties shall cooperate with each other and use their reasonable best efforts, before and after the Closing, to prepare and file promptly all necessary documentation to effect all of their respective applications, notices, petitions and filings and to obtain as promptly as practicable all Ralin Consents, Sabratek Consents, Ralin Governmental Consents and Sabratek Governmental Consents and such other consents of third parties which are reasonably necessary or advisable to consummate the transactions contemplated by this Agreement, and the parties shall keep each other apprised of the status of matters relating to completion of the transactions contemplated herein. The parties shall cooperate with each other and use their reasonable best efforts, at their own expense, to cause their respective conditions to Closing set forth in Article VI to be satisfied.

         5.2. Access to Information. Subject to the existing confidentiality agreement between Sabratek and Ralin, upon reasonable notice, Ralin shall afford to the officers, employees, accountants, counsel and other representatives of Sabratek reasonable access during normal business hours during the period prior to the Closing to all of the books and records, properties and contracts of LWI and Ralin and its subsidiaries to the extent such relate to LWI, and, during such period, Ralin shall make available or furnish, or cause to be furnished, to Sabratek all information concerning LWI's business, assets and personnel as Sabratek may reasonably request. Ralin will cause the employees, counsel, financial advisors and accountants of Ralin (and its subsidiaries) and LWI to cooperate with Sabratek in its investigation of the business of LWI and to promptly answer and respond to any reasonable questions and inquiries of Sabratek. Ralin shall deliver to Sabratek the final version of Ralin's consolidated audited financial statements for the year ended December 31, 1998 and audited LWI 1998 Financial Statements, as soon as practicable, but in no event later than 30 days after the Closing Date.

         5.3. Additional Agreements. In case at any time after the Closing any further action is necessary or desirable (i) to carry out the intents and purposes of this Agreement or (ii) to vest Sabratek with full title to the Shares, the proper officers and directors of each party to this Agreement shall take all such necessary or advisable action.

         5.4. Advice of Changes. Sabratek and Ralin shall promptly advise each other of any change or event which is likely to have a Material Adverse Effect on Ralin or LWI or Sabratek, or which Sabratek or Ralin believes would or would be reasonably likely to cause or constitute a material breach of any of their respective representations, warranties or covenants contained herein.

         5.5. Restrictions on Transfer. Ralin agrees that (a) it will not offer, sell or otherwise dispose of the Share Consideration, unless such offer, sale or other disposition is effected in accordance with the terms of this Agreement and the Registration Rights Agreement and such offer, sale or other disposition is
(i) registered under the Securities Act and applicable state securities laws,
(ii) pursuant to Rule 144 of the Securities Act, or (iii) in compliance with an opinion of counsel to Ralin delivered to Sabratek and reasonably acceptable to Sabratek and its counsel to the effect that such offer, sale or other disposition thereof does not violate the Securities Act or applicable state securities laws, and (b) the certificate(s) representing the Share Consideration shall bear legends in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE

                  TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, DOES NOT VIOLATE THE PROVISIONS THEREOF OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933.

         Upon request of Ralin, Sabratek shall remove the legend set forth above from the certificates evidencing such Share Consideration or issue to Ralin new certificates evidencing such Share Consideration free of such legend, if such request is accompanied by an opinion of counsel, reasonably satisfactory to Sabratek and its counsel, to the effect that such shares are not required by the Securities Act or other applicable law to continue to bear the legend or a legend similar thereto.

         5.6. Pre-Closing Transfer Restrictions. Ralin expressly agrees that, prior to termination of this Agreement in accordance with its terms or the Closing, it will not, without the express prior written consent of Sabratek: (i) directly or indirectly transfer, sell, assign, give, mortgage, pledge, hypothecate, encumber or otherwise dispose of, or permit to be sold, assigned, encumbered, attached or otherwise disposed of, in any manner, the whole or any part of the Shares, or the certificate or certificates representing the same, or any interest therein; or (ii) enter into any voting trust, shareholder agreement or other understanding with any person with respect to the Shares. Any purported transfer or other action in violation of the foregoing restrictions shall be null and void.

         5.7. Transition. The parties agree to cooperate with each other, and to use their commercially reasonable efforts, prior to the Closing to facilitate the expedient transition of ownership and operation of the business of LWI to Sabratek at the Closing.

         5.8. Post-Closing Arrangements Concerning Contracts. If (i) the consent or approval of any third party is required for the assignment or transfer of any agreement, contract, lease, license, permit or the like to LWI from Ralin and such consent or approval has not been obtained prior to the Closing; and (ii) the parties agree to waive any applicable condition to Closing and consummate the Closing, then Ralin shall cooperate with Sabratek to obtain such consent or approval following the Closing and, unless and until such consent or approval has been obtained, the parties shall use reasonably diligent efforts to work together, at Sabratek's expense, to develop and implement a legal and feasible arrangement under which LWI will obtain the benefits of, and assume, timely perform and discharge all of the obligations of Ralin under, the agreement, contract, lease or license in question.

         5.9. Non-Compete; Non-Solicitation.

         (a) Ralin acknowledges that it is familiar with the trade secrets of LWI and with other confidential information concerning LWI, including all (i) inventions, technology and research and development of LWI, (ii) customers and clients and customer and client lists of LWI, (iii) products (including any products under development) and services of LWI and related costs and pricing structures and manufacturing techniques, (iv) accounting and business methods and practices of LWI and (v) similar and related confidential information and trade secrets of LWI. Ralin acknowledges and agrees that LWI and Sabratek would be irreparably damaged if Ralin were to provide trans-telephonic, cable and/or Internet based electrocardiograph (including pacemaker) monitoring and holter monitoring services (including call center operations) ("Competing Services") to any Competing Business (as defined below). Ralin further acknowledges and agrees that the covenants and agreements set forth in this Section were a material inducement to Sabratek to enter into this Agreement. Therefore, in further consideration of the purchase price to be paid to Ralin hereunder, Ralin agrees that until the fifth (5th) anniversary of the date hereof, Ralin shall not directly or indirectly own any interest in (other than less than 5% of the shares of a publicly held corporation), manage, control, participate or assist in the management or control or render Competing Services to any business engaged in trans-telephonic cable and/or Internet based electrocardiograph (including pacemaker) monitoring and holter monitoring (including, call center operations) (a "Competing Business") anywhere in the United States; provided, however, that nothing herein shall prohibit Ralin from
(A) owning less than 5% of the equity of a publicly held corporation, or (B) acquiring any interest in any Person which, directly or indirectly, engages in any Competing Business (a "Competing Person") and subsequently managing, controlling, participating in, assisting in the management or control or rendering services to such Competing Person or engaging through such Competing Person in any Competing Business, so long as (x) the sales of the products and services which relate to the Competing Business in the United States do not account for more than (1) $1,500,000 in sales in the twelve-month period preceding such acquisition or (2) 20% of the sales of such Competing Person either immediately before or after such acquisition, and (y) Ralin uses its reasonable best efforts as soon as reasonably practicable to dispose of such Competing Business to a Person which is not an affiliate of Ralin. Ralin will make available to Sabratek and its agents, upon reasonable advance notice, appropriate Ralin and subsidiary personnel and, subject to a confidentiality agreement reasonably acceptable to Ralin, all records, documents, agreements, financial statements, work papers and other information reasonably necessary for Sabratek to determine (or verify) whether the size of the business tests described in clauses (1) and (2) in the preceding sentence are satisfied with respect to any acquired Competing Business.

         (b) For so long as Ralin has continuing obligations under subsection
(a) above, Ralin shall not directly, or indirectly through another entity, (1) induce or attempt to induce any employee of LWI to leave the employ of LWI, or in any way interfere with the relationship between LWI and any employee thereof,
(2) hire any person who was an employee of LWI at any time during the six month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this subsection (b) that any such hiring within such six month period is in violation of clause (1) above), or (3) call on, solicit or service or otherwise contact any customer, supplier, licensee, licensor or other business relation of LWI for the purpose of (x) making any disparaging or negative statements or communications about LWI, (y) inducing or attempting to induce such Person to cease doing trans-telephonic, cable and/or Internet based electrocardiograph (including pacemaker) monitoring and holter monitoring (including call center operations) business with LWI or (z) in any way interfering with the trans-telephonic, cable and/or Internet based electrocardiograph (including pacemaker) monitoring (including call center operations) and holter monitoring business relationship between such Person and LWI.

         (c) For so long as Ralin has continuing obligations under subsection
(a) above,

Sabratek shall not directly, or indirectly through another entity, (1) induce or attempt to induce any employee of Ralin or its subsidiaries (other than LWI) to leave the employ of Ralin or its subsidiaries (other than LWI), or in any way interfere with the relationship between Ralin or its subsidiaries (other than LWI) and any employee thereof, (2) hire any person who was an employee of Ralin or its subsidiaries (other than LWI) at any time during the six month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this subsection (c) that any such hiring within such six month period is in violation of clause (1) above except to employee transfers contemplated by this Agreement), (3) call on or otherwise contact any customer, supplier, licensee, licensor or other business relation of Ralin or its subsidiaries (other than LWI) for the purpose of making any disparaging or negative statements or communications about Ralin or its subsidiaries (other than LWI), or (4) induce any former employee of Ralin or its subsidiaries or any employee of LWI to breach in any material respect his or her confidentiality obligations to Ralin or its subsidiaries (other than LWI) contained in a confidentiality/proprietary information agreement or otherwise imposed by law. This subsection shall not apply to any of the Ralin employees transferred to LWI in connection with the transactions contemplated by this Agreement.

         (d) If, at the time of enforcement of the covenants contained in this Section (the "Restrictive Covenants"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

         (e) Notwithstanding Section 9.11, if Ralin or Sabratek breaches any of the Restrictive Covenants, the other party shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Ralin, LWI or Sabratek, as the case may be, at law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach of the Restrictive Covenants would cause irreparable injury to Ralin, LWI and Sabratek, as the case may be, and that money damages would not provide an adequate remedy to Ralin, LWI and Sabratek; and (ii) the right and remedy to require Ralin, Sabratek or LWI, as the case may be, to account for and pay over to Ralin, Sabratek or LWI, as the case may be, any profits, monies, accruals, increments or other benefits derived or received by Ralin, Sabratek or LWI, as the case may be, as the result of any transactions constituting a breach of the Restrictive Covenants.

         5.10. Written Consent. Ralin shall solicit, in accordance with its charter and bylaws and the Delaware General Corporation Law, the Ralin Stockholder Consent (as hereinafter defined), which consent solicitation shall take place as soon as reasonably practicable after the date of this Agreement. Ralin shall complete such consent solicitation and inform Sabratek of the results thereof within 45 days after the date of this Agreement. Such consent shall be deemed not given if it has not been entered into by the requisite number of stockholders of Ralin within 45 days after the date of this Agreement.

         5.11. Settlement of Group Payments.

         (a) Ralin shall periodically pay over to Sabratek all payments received by Ralin or any of its subsidiaries subsequent to the Closing Date which relate to the receivables of LWI, net of any deductions taken against the receivables of LWI attributable to LWI. The amounts of such payments and related deductions attributable to LWI shall be as specified by the party making the payment; provided that the amount of any such payments and deductions not specified by the party making the payment as relating to LWI shall be determined by Ralin in good faith subject to the reasonable approval of Sabratek.

         (b) Sabratek shall periodically pay over to Ralin all payments received by Sabratek or any of its subsidiaries (including LWI) subsequent to the Closing Date which relate to the receivables of Ralin (other than Ralin receivables assigned to LWI as contemplated by this Agreement), net of any deductions taken against the receivables of Ralin attributable to Ralin. The amounts of such payments and related deductions attributable to Ralin shall be as specified by the party making the payment; provided that the amount of any such payments and deductions not specified by the party making the payment as relating to Ralin shall be determined by Sabratek in good faith subject to the reasonable approval of Ralin.

         5.12. Certain Tax Matters.

         (a) Pre-Closing Returns. Ralin shall prepare or cause to be prepared in a manner consistent with past practice (unless otherwise required to comply with applicable law) and timely file or cause to be filed with the appropriate taxing authorities all Tax Returns of LWI required to be filed for all taxable years or periods ending on or before the Closing Date. Without limiting the foregoing, Ralin will include the income of LWI (including, without limitation, any income
(A) resulting from the Section 338(h)(10) Election or (B) triggered by Sections 1.1502-13 and 1.1502-19 of the Treasury Regulations) on the Ralin consolidated federal income Tax Returns (and any consolidated or combined state or local income Tax Returns with respect to which Ralin has included LWI in prior periods) for all periods through the Closing Date and pay any income Taxes attributable to such income. For purposes of this Section 5.12(a), the income of LWI will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of LWI as of the end of the Closing Date.

         (b) Post Closing Returns. Sabratek shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of LWI required to be filed for all taxable years or periods that end after the Closing Date.

         (c) Cooperation Regarding Tax Matters. The parties hereto shall provide such necessary information as any other party hereto may reasonably request in connection with the preparation of such party's Tax Returns, or to respond to or contest any audit, litigation or other proceeding, prosecute any claim for refund or credit or otherwise satisfy any legal requirement relating to taxes of each party hereto or their respective affiliates. Such cooperation shall include retaining and, upon the other party's request, making available records and information that are reasonably relevant to any such Tax Returns, audits, litigation, refund claims, or other proceedings and making employees available on a mutually convenient basis to provide additional information reasonably relevant to any such Tax Returns, audits, litigation, refund claims, or other proceedings and if necessary to execute or sign Tax Returns or other documents. The parties further agree (i) to retain all books and records reasonably relevant to taxes of LWI relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (including any extensions thereof, to the extent notice of such extension is provided).

         (d) Amended Returns. Without the prior consent of Ralin, neither LWI nor Sabratek shall, for any taxable year or period ending on or prior to the Closing Date, file any amended Tax Return, make or change any Tax election, change any annual accounting period, adopt or change any method of Tax accounting, enter into any closing agreement, settle any Tax claim, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim, if any such action would materially increase the Tax liability or indemnification obligation of Ralin.

         (e) Refunds. If, after the Closing, LWI or Sabratek receives an income Tax refund attributable to a tax period of LWI ending on or prior to the Closing Date, then, Sabratek will pay to Ralin such Tax refund.

         (f) Election under Section 338(h)(10). Ralin and Sabratek shall jointly and timely file an election under Section 338(h)(10) of the Code with respect to (and any corresponding provisions of state, local or foreign law) (collectively, the "Section 338(h)(10) Election") with the purchase and sale of the Shares. Sabratek will be responsible for preparing and timely filing any forms used to make the Section 338(h)(10) Election. Ralin shall sign all federal and state forms used to make the Section 338(h)(10) Election requiring its signature, which forms shall be provided to Ralin at least 30 days prior to the required filing date. Prior to the Closing Date, Ralin shall provide to Sabratek any information (including Tax elections made by or on behalf of the Company) reasonably requested by Sabratek in connection with its filing of the Section 338(h)(10) Election. Ralin shall pay or otherwise be liable for (and shall indemnify and hold harmless Sabratek and LWI against) any and all Taxes attributable to the recognition of income by Ralin or LWI resulting from the treatment of the purchase and sale of the Shares as a purchase and sale of the assets of LWI in accordance with this Section 5.7(f).

         (g) Income. For purposes of this Section 5.12, the income of LWI will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of LWI as of the end of the Closing Date.

         (h) Tax Controversies. Sabratek shall give prompt notice to Ralin of the assertion of any claim, or the commencement of any suit, action or proceeding with respect to any Tax liability of LWI for which Ralin is responsible under Section 5.12(g), and shall give Ralin such information with respect thereto as Ralin may reasonably request. Ralin may, at its own expense, participate in and, upon notice to Sabratek, assume the defense of any such suit, action or proceeding, provided that (i) Ralin's counsel is reasonably acceptable to Sabratek, (ii) Ralin shall thereafter consult with Sabratek upon Sabratek's reasonable request for such consultation from time to time with respect to such suit, action or proceeding, and (iii) Ralin shall not, without Sabratek's consent, which consent shall not be unreasonably withheld or delayed, agree to any settlement with respect to any Tax if such settlement could adversely affect any Tax liability of Sabratek, any affiliate of Sabratek, or (with respect to any taxable period (or portion thereof) beginning after the Closing Date) LWI. If Ralin assumes such defense, Sabratek shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at, its own expense, separate from the counsel employed by Ralin. Ralin shall be liable for the fees and expenses of counsel employed by Sabratek for any period during which Ralin has not assumed the defense thereof. Whether or not Ralin chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         (i) Tax Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving LWI shall be terminated as of the Closing Date and, after the Closing Date, LWI shall not be bound thereby or have any liability thereunder.

         (j) Survival. The obligations of the parties with respect to any Tax under this Section 5.12 shall survive until the date that is sixty (60) days after the expiration of the applicable statute of limitations.

         5.13. Employee Matters.

         (a) Sabratek agrees that all employees of LWI immediately after the Closing ("LWI Employees") shall become participants effective as of the Closing in all of the "employee welfare benefit plans" and "employee pension benefit plans" (as defined in Sections 3(1) and 3(2) of ERISA, respectively) and any deferred compensation plan, bonus, incentive compensation , stock option, stock purchase, severance and fringe benefit plans maintained, sponsored or contributed to by Sabratek (collectively the "Sabratek Plans") that are made available to similarly situated employees of Sabratek as of the Closing Date. Sabratek understands that the LWI Employees will cease participation in Ralin's Employee Benefit Plans as of the date of the Closing.

         (b) Sabratek agrees to issue options to purchase Sabratek Common Stock at the Closing ("Sabratek Options") to those LWI Employees set forth on Exhibit C in such amounts as set forth on Exhibit C. The general terms and conditions of such Sabratek Options (e.g., exercise price, vesting and other terms) are also set forth on Exhibit C. In no event at any time within six months following the Closing Date shall Sabratek issue Sabratek Options to any such LWI Employees listed in Exhibit C who do not cancel their Ralin Options.

         5.14. Collection of LWI Accounts Receivable

         (a) Definitions. "Closing Date LWI A/R" means an amount equal to the total accounts receivable of Ralin and its subsidiaries with respect to LWI as of the first business day prior to the Closing determined in accordance with GAAP consistently applied, as finally determined in accordance with subsection
(b) below, subject to any adjustment required to be consistent with this Agreement. "Closing Date LWI Reserves" means an amount equal to the total reserves against Closing Date LWI A/R as of the first business day prior to the Closing determined in accordance with GAAP consistently applied, as finally determined in accordance with subsection (b) below, which amount of total reserves shall include all collection fee accruals. "Closing Date Net A/R" means an amount equal to Closing Date LWI A/R less Closing Date LWI

Reserves. "A/R Deductible" means an amount equal to 0.10 multiplied by Closing Date Net A/R. "Total First Year A/R Collections" means an amount equal to the aggregate amount collected in cash on or prior to the first year anniversary of the Closing Date by LWI, Sabratek and the Third-Party Collection Agent (as hereinafter defined) with respect to Closing Date LWI A/R (net of any discounts or concessions or expenses related to collection), as finally determined in accordance with subsection (d) below. "First Anniversary A/R Make Whole Payment" means an amount equal to the excess of (x) Closing Date Net A/R less the A/R Deductible over (y) Total First Year A/R Collections; provided that the First Anniversary A/R Make Whole Payment shall equal zero if (i) Total First Year A/R Collections exceed (ii) the result of Closing Date Net A/R less the A/R Deductible.

         (b) Determination of Closing Date LWI A/R and Reserves. Subsequent to the Closing, Ralin shall deliver to Sabratek a statement of Closing Date LWI A/R and Closing Date A/R Reserves (the "Closing Date A/R Statement"). Ralin will (i) make available to Sabratek and its agents, attorneys and accountants upon reasonable advance notice all records and work papers necessary to understand the Closing Date A/R Statement and to calculate Closing Date LWI A/R and Closing Date LWI Reserves and (ii) allow Sabratek and its agents, attorneys and accountants upon reasonable advance notice to interview any Ralin personnel significantly involved in the preparation of the Closing Date A/R Statement. In addition, Sabratek will cause LWI to afford Ralin similar access with respect to LWI to the extent in any dispute contemplated by this subsection such access is reasonably necessary.

         (c) Six Month Anniversary Collection Efforts. Prior to the six-month anniversary of the Closing Date, Sabratek shall cause LWI or a third party (at the discretion of Sabratek) to use reasonable best efforts to collect Closing Date LWI A/R. Also prior to the six-month anniversary of the Closing, Ralin and Sabratek shall mutually agree upon a third-party (the "Third-Party Collection Agent") who shall be engaged to collect all then uncollected Closing Date LWI A/R. The Third-Party Collection Agent shall commence such collection efforts immediately following such six-month anniversary and shall continue its collection efforts until the earlier of (i) the time at which all such Closing Date LWI A/R have been collected or are determined by such agent to be uncollectible and (ii) the one-year anniversary of the Closing Date, or until such later time as mutually agreed by Ralin and Sabratek. The Third-Party Collection Agent shall use reasonable best efforts to collect Closing Date LWI A/R. The agreement pursuant to which the Third-Party Collection Agent is engaged shall be mutually acceptable to both Sabratek and Ralin. Sabratek shall pay all of the fees and expenses of the Third-Party Collection Agent. All Closing Date LWI A/R collected by such Agent on or prior to the one-year anniversary of the Closing Date shall be promptly delivered to Sabratek, or any of such Closing Date LWI A/R paid directly to LWI or Sabratek shall be retained by them.

         (d) Determination of Total First Year A/R Collections. Within 10 business days after the first anniversary of the Closing Date, Sabratek and its independent auditors, at Sabratek's cost, shall deliver to Ralin a statement of Total First Year A/R Collections (the "Collected A/R Statement"). Sabratek and its auditors will (i) make available to Ralin and its agents, attorneys and accountants upon reasonable advance notice all records and work papers necessary to understand the Collected A/R Statement and to calculate Total First Year A/R Collections and (ii) allow Ralin and its agents, attorneys and accountants upon reasonable advance notice to interview any Sabratek or LWI personnel or independent auditor personnel significantly involved in the preparation of the Collected A/R Statement.

         (e) Payment of First Year A/R Make Whole Payment. Ralin and Sabratek shall immediately following the final determination of the First Anniversary A/R Make Whole Payment jointly direct the escrow agent with respect to the escrow fund contemplated by Exhibit K-1 to this Agreement to distribute to Sabratek in cash an amount equal to the First Anniversary Make Whole Payment (to the extent such escrow fund is sufficient for such purpose, taking into account the face amount of any then pending claims against the contents of such escrow fund); provided that Ralin shall nonetheless be obligated to pay to Sabratek an amount equal to the First Anniversary A/R Make Whole Payment even if the amount of such payment is not fully available from the escrow fund described above. Notwithstanding any other provision of this Agreement or any exhibit hereto, no distribution shall be made out of the escrow fund described above pursuant to
Section 5 of the respective escrow agreement until such time as the First Anniversary A/R Make Whole Payment has been determined in accordance with this Agreement and a distribution is made out of such escrow fund (to the extent it is sufficient for such purpose) to Sabratek.

         (f) Post-One-Year Anniversary Date Collections. In the event, and only in the event, that Ralin is required to make a First Anniversary A/R Make Whole Payment to Sabratek pursuant to subsection (e) above:

                  (i) "Remaining A/R" shall mean the uncollected Closing Date LWI A/R on the first anniversary date after the Closing Date. "Ralin A/R" shall mean the youngest accounts receivables included in the Remaining A/R having an aggregate face amount equal to the First Anniversary A/R Make Whole Payment. "Sabratek A/R" shall mean the next youngest accounts receivables included in the Remaining A/R, after the Ralin A/R, having an aggregate face amount equal to the A/R Deductible. "Shared A/R" shall mean the Remaining A/R that is not Ralin A/R or Sabratek A/R. "Proceeds" shall mean all of the proceeds (net of any discounts or concessions or expenses related to collection) received from the collection of the specified accounts receivables.

                  (ii) Upon the payment in full to Sabratek of the First Anniversary A/R Make Whole Payment, the Ralin A/R shall be transferred and conveyed to Ralin by LWI pursuant to a bill of sale reasonably acceptable to Ralin.

                  (iii) Sabratek shall retain all Proceeds received from the collection of the Sabratek A/R and any such Proceeds received by Ralin shall be promptly paid over to LWI.

                  (iv) Sabratek shall pay to Ralin all Proceeds received from the collection of the Ralin A/R and the Shared A/R, until such time as Ralin has received an amount of Proceeds from the Ralin A/R and Shared A/R equal to the First Anniversary A/R Make Whole Payment.

                  (v) Once Ralin has received an amount of Proceeds from the Ralin A/R and Shared A/R equal to the First Anniversary A/R Make Whole Payment, then Sabratek shall retain all Proceeds from the collection of the Shared A/R (and any such Proceeds received by Ralin shall be promptly paid over to LWI), until such time as Sabratek has received an amount of Proceeds from the collection of the Sabratek A/R and Shared A/R equal to the A/R Deductible.

                  (vi) Once Ralin has received an amount of Proceeds from the Ralin A/R and the Shared A/R equal to the First Anniversary A/R Make Whole Payment and Sabratek has received an amount of Proceeds from the collection of the Sabratek A/R and the Shared A/R equal to the A/R Deductible, then Sabratek and Ralin shall each be entitled to one-half of the Proceeds from the collection of the Ralin A/R still outstanding and the Shared A/R still outstanding. Sabratek and Ralin shall mutually agree on a process and timetable from time to time with respect to any payments required to be made pursuant to this subsection (vi).

                  (vii) If Ralin determines in good faith that LWI is not diligently collecting the Shared A/R at any time after the one year anniversary of the Closing Date, then Ralin shall have the right, but not the obligation, to select a third-party collection agent (reasonably acceptable to LWI) to collect the Shared A/R on terms (including compensation and collection expenses) reasonably acceptable to LWI; provided, however, that this right of Ralin to engage a third-party collection agent shall terminate (and such agent may be terminated at the discretion of Sabratek if one is then serving) immediately after such time as Ralin has received an amount of Proceeds from the Ralin A/R and the Shared A/R equal to the First Anniversary A/R Make Whole Payment.

         (g) Treatment of First Anniversary A/R Make Whole Payment. The First Anniversary A/R Make Whole Payment shall not be subject to the indemnification Deductible or count toward indemnification Cap contemplated by Article VIII.

         (h) LWI Receivables Books and Records. At all times Sabratek shall cause LWI to maintain on its books and shall cause LWI to not transfer any Closing Date LWI A/R, except as expressly contemplated by this Agreement.

         5.15. Cooperation with Post-Closing Audit. After the Closing, Ralin shall cause to be prepared audited LWI 1998 Financial Statements as soon as practicable, at the expense of Sabratek as contemplated by this Agreement, and shall reasonably cooperate in the audit of the LWI 1998 Financial Statements for the fiscal year 1998, shall make available to Sabratek for examination and copying all relevant documents in its possession and shall cause its employees to answer reasonable questions and render other reasonable assistance to Sabratek in completing such audit.



                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

         6.1. Conditions to Each Party's Obligation To Effect the Transaction. The respective obligation of each party to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) Regulatory Approvals; Consents. All regulatory approvals and filings required to consummate the transactions contemplated hereby, including the Ralin Governmental Approvals and Sabratek Governmental Approvals, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"), and such Requisite Regulatory Approvals shall not impose terms or conditions which are reasonably likely to materially adversely effect Ralin, LWI or Sabratek, or their respective subsidiaries.

         (b) No Proceedings, Injunctions or Restraints; Illegality. No action or proceeding by any governmental authority or other Person shall have been commenced that challenges the validity or legality of the transactions contemplated by this Agreement, provided that this condition may be waived upon the written agreement of Ralin and Sabratek. No judgment, order, injunction or decree issued by any governmental authority or other legal restraint or prohibition preventing the consummation of the Transaction or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, materially restricts or makes illegal the consummation of the Transaction or the other transactions contemplated by this Agreement.

         (c) Stockholder Approval. This Agreement and the transactions contemplated hereby (including the amendments to Ralin's corporate charter set forth in the Ralin Disclosure Schedule) shall have been approved by the requisite holders of capital stock of Ralin (the "Ralin Stockholder Approval").

         (d) Transition Services Agreement. The parties shall have entered into an agreement for transition services in the form attached as Exhibit D (the "Transition Services Agreement").

         (e) Transfer of Employees. Each of the persons described on Exhibit E shall have been transferred from Ralin to LWI, and such persons shall be employed by LWI upon and immediately after the Closing.

         (f) HCFP Release. Ralin shall have entered into a release agreement with HCFP Funding, Inc. ("HCFP") (in form and substance reasonable satisfactory to Sabratek) for the full release of LWI thereunder and for the release of HCFP's Liens on assets of LWI and shall have caused to be delivered to Sabratek executed copies of UCC-3 release statements or their equivalent with respect to all liens of HCFP on the assets of LWI (in form and substance reasonably satisfactory to Sabratek).

         (g) Employment Agreement. Bill Willis and LWI shall have entered into an employment agreement of the form attached as Exhibit F.

         (h) Escrow Agreements. The parties and the respective Escrow Agent shall have entered into each of the Escrow Agreements (as defined in Section 8.4).

         6.2. Conditions to Obligations of Sabratek. The obligation of Sabratek to effect the Closing is also subject to the satisfaction of or waiver by Sabratek at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Ralin set forth in this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Ralin that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Sabratek shall have received a certificate signed on behalf of LWI by an authorized officer to such effect.

         (b) Performance of Obligations of Ralin. Ralin shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Sabratek shall have received a certificate signed on behalf of Ralin by an authorized officer to such effect.

         (c) Legal Opinion; Closing Certificates and Documents. Sabratek shall have received from Gardner, Carton & Douglas, counsel to Ralin, an opinion substantially in the form attached as Exhibit G. In addition, Ralin shall provide Sabratek with such customary closing documents and certificates as Sabratek or its counsel shall reasonably request and all forms required to make an election under Section 338(h)(10) of the Code with respect to LWI.

         (d) Resignation of Directors. Sabratek shall have received from each person who is, immediately prior to the Closing, a director of LWI his written resignation, effective as of the Closing, from such director position.

         (e) Intellectual Property Transfer. Sabratek shall have received from Ralin duly executed intellectual property transfer documents in recordable form (and in a form reasonably acceptable to Sabratek), with respect to the transfer to LWI of the LWI-Related Intellectual Property.

         (f) Transfer of Assumed Contracts and Assumed Rights. The Assumed Contracts shall have been duly transferred and assigned from Ralin to LWI pursuant to the Assignment and Assumption Agreement and the Assumed Rights shall have transferred and assigned from Ralin to LWI, and in each case any consent or notice required in connection therewith shall have been duly obtained or given (and evidence thereof reasonable satisfactory to Sabratek shall have been delivered to Sabratek), and the same shall be in full force and effect with respect to LWI.

         (g) Material Adverse Change. There shall not have occurred any change with respect to LWI (i) that would constitute a Material Adverse Effect on LWI,
(ii) that would be materially adverse to the prospects of LWI or to its customer or employee relations, or (iii) that Sabratek reasonably believes has or would result in $1,000,000 or more of adverse consequences to the assets, operations (including future operations) or financial condition of LWI.

         (h) Fairness Opinion. Warburg, Dillon Read shall have brought-down its fairness opinion (if such is requested by Sabratek) with respect to the transactions contemplated by this Agreement to the Closing Date, but this shall be a condition to Closing only if (x) Sabratek has used its reasonable best efforts to obtain such bring-down fairness opinion and (y) the failure to obtain such opinion is due to an adverse change with respect to LWI occurring after the date of this Agreement.

         6.3. Conditions to Obligations of Ralin. The obligation of Ralin to effect the Closing is also subject to the satisfaction of or waiver by Ralin at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Sabratek set forth in this Agreement that are qualified with a reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Sabratek that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Ralin shall have received a certificate signed on behalf of Sabratek by an authorized officer to the such effect.

         (b) Performance of Obligations of Sabratek. Sabratek shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Ralin shall have received a certificate signed on behalf of Sabratek by an authorized officer of to such effect.

         (c) Legal Opinion; Closing Certificates. Ralin shall have received from Kirkland & Ellis, counsel to Sabratek, an opinion substantially in the form attached as Exhibit H together with such customary closing documents and certificates as Ralin or its counsel shall reasonably request and all forms required from Sabratek to make an election under Section 338(h)(10) of the Code.

         (d) Registration Agreement. The parties shall have entered into an agreement for registration rights related to the Share Consideration in the form attached as Exhibit I (the "Registration Rights Agreement").

         (e) Material Adverse Change. There shall not have occurred any change which would constitute a Material Adverse Effect on Sabratek and its subsidiaries, taken as a whole.

         (f) Letter of Credit. Sabratek shall have obtained an irrevocable stand-by letter of credit in the amount of $8,000,000 (from a financial institution and in a form reasonably satisfactory to Ralin and its counsel) (the "Letter of Credit"), which letter of credit shall be security for Sabratek's true-up payment obligation under the Registration Rights Agreement and be in full force and effect as of the Closing.

         6.4. Efforts to Close. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not waiver of the closing conditions set forth in this Article VI).

                                  ARTICLE VII.

                            TERMINATION AND AMENDMENT

         7.1. Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written consent of Ralin and Sabratek, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) by either the Board of Directors of Ralin or the Board of Directors of Sabratek, if any governmental authority which must grant a Requisite Regulatory Approval has denied approval of the Transaction and such denial is unappealable, or any governmental authority of competent jurisdiction shall have issued an order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such denial is unappealable;

         (c) by either the Board of Directors of Ralin or the Board of Directors of Sabratek (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if (x) there shall have been a material breach of any of the representations or warranties or any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not cured within 15 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to July 3, 1999; or (y) the Closing shall not have occurred on or before August 17, 1999; or

         (d) by Sabratek, if Sabratek shall not have received from each person who is, immediately prior to the Closing, a director of LWI his written resignation, effective as of the Closing, from such position.

         7.2. Effect of Termination. In the event of termination of this Agreement by either Ralin or Sabratek as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, and none of Ralin, LWI or Sabratek or any of their directors or officers shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 7.2, 9.1, 9.2 and 9.11 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Ralin nor Sabratek shall be relieved or released from any liabilities or Damages (as defined in Section 8.1) arising out of its willful breach of any provision of this Agreement.

         7.3. Amendment; Extension; Waiver. At any time prior to the Closing, the parties hereto, may (i) amend any term or provision of this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the parties hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iv) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such amendment, extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such amendment, extension or waiver or failure to insist on strict compliance with any obligation, covenant, agreement or condition in this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.



                                  ARTICLE VIII.

                                 INDEMNIFICATION

         8.1. Agreement to Indemnify.

         (a) Upon the terms and subject to the conditions of this Agreement, after the Closing, Ralin shall indemnify and hold harmless Sabratek and its subsidiaries and their respective officers, directors, employees and agents (collectively, the "Sabratek Indemnitees") from and against any and all losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges, amounts paid in settlement and costs of mitigation, including reasonable costs, fees and expenses of attorneys and accountants (collectively, "Damages") incurred or suffered by any Sabratek Indemnitees as a result of or relating to (i) any breach or inaccuracy as of the date hereof of any representation or warranty made by Ralin in this Agreement, any of the other agreements contemplated hereby or in any certificates or instruments furnished by Ralin pursuant to this Agreement; (ii) any breach or nonfulfillment by Ralin of any of its covenants, agreements or other obligations contained in this Agreement, any of the other agreements contemplated hereby or in any certificates or instruments furnished by Ralin pursuant to this Agreement; (iii) any income Taxes of Ralin, LWI or its subsidiaries arising attributable to any taxable period (or portion thereof) ending on or before the Closing; (iv) any Tax imposed on LWI by reason of (A) LWI having been a member of any Affiliated Group on or prior to the Closing Date (including as a result of the application of Treasury Regulation Section 1.1502-6 or any corresponding provision of state, local or foreign Tax law) and (B) any obligation of LWI to pay the Taxes of any other Person, whether by contract, agreement or otherwise; and (v) the failure of Ralin to satisfy any of its obligations under Employee Benefit Plans.

         (b) Upon the terms and subject to the conditions of this Agreement, after the Closing, Sabratek shall indemnify and hold harmless Ralin, its subsidiaries and their respective officers, directors, employees and agents (collectively, the "Ralin Indemnitees") from and against any and all Damages incurred or suffered by any Ralin Indemnitee as a result of or relating to (i) any breach or inaccuracy as of the date hereof of any representation or warranty of the Sabratek contained in this Agreement, any of the other agreements contemplated hereby or in any certificates or instruments furnished by Sabratek pursuant to this Agreement; (ii) any breach or nonfulfillment by Sabratek of any of its covenants, agreements or other obligations contained in this Agreement, any of the other agreements contemplated hereby (and any breach or nonfulfillment by LWI of any of LWI's covenants, agreements or other obligations contained in the Assignment and Assumption Agreement) or in any certificates or instruments furnished by Sabratek pursuant to this Agreement; and (iii) liabilities or obligations related to acts, omissions, events or circumstances arising or occurring after the Closing.

         8.2. Procedure for Indemnification. Except as otherwise provided to the contrary in

Section 5.12(h) or the Escrow Agreement, if a claim for Damages is to be made by a Person entitled to indemnification under this Article VIII (an "Indemnified Party") or promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding by a third party in respect of which the Indemnified Party will seek indemnification hereunder, the Indemnified Party shall promptly notify the other party hereto that is obligated to provide such indemnification (an "Indemnifying Party") thereof of the facts and circumstances giving rise to such claim; provided, however, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused actual prejudice to the Indemnifying Party. The Indemnifying Party shall be entitled to participate in the defense of such claim and shall also be entitled to assume control at its own cost of such defense with counsel reasonably satisfactory to such Indemnified Party upon giving the Indemnified Party notice within sixty days after notification from the Indemnified Party of such claim; in each case with prejudice to the right of the Indemnifying Party to thereafter contest its obligation to provide indemnification hereunder; provided, however, that:

         (a) the Indemnified Party shall be entitled to participate in (but not control) the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

         (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim, which approval will not to be unreasonably withheld or delayed.

Notwithstanding the foregoing provisions, Sabratek or LWI shall be entitled to control the defense of any claim with respect to which it intends to seek indemnification, provided that (i) Sabratek determines in good faith that the Cap (as defined in Section 8.3) would be exceeded if such claim were adversely determined against Sabratek or LWI, and (ii) Sabratek or LWI, as the case may be, employs counsel reasonably satisfactory to Ralin.

         Except as otherwise provided to the contrary in Section 5.12(h) or the Escrow Agreement, after written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any claim as provided herein, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses or other costs and expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless there is an actual conflict of interest that cannot be reasonably waived and that requires the parties to retain separate legal counsel under applicable rules of professional conduct for such counsel. If the Indemnifying Party does not assume control of the defense of such claim as provided herein or diligently conduct such defenses if assumed, the Indemnified Party shall have the right to defend such claim in a reasonable manner, including settling such claim with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         8.3. General Provisions Regarding Indemnification and Remedies.

         (a) Limitations on Indemnification. Notwithstanding anything herein to the contrary, Ralin shall have no liability for indemnification with respect to the matters described in clause (i) of Section 8.1(a): (x) unless and until the aggregate amount of all Damages for which indemnification is so sought by the Sabratek Indemnitees from Ralin exceeds $250,000 (the "Deductible"), whereupon Ralin shall be liable to indemnify the Sabratek Indemnitees for amounts exceeding in the aggregate $100,000; or (y) to the extent that the aggregate amount of all payments made by Ralin pursuant to clause (i) of Section 8.1(a) would exceed $5,000,000 (the "Cap"); provided, however, that the Deductible and Cap shall not be applicable to claims of fraud or intentional misrepresentation by Ralin. The parties acknowledge and agree that certain breaches of the representations and warranties of Sabratek may negatively affect the trading price of Sabratek Common Stock, thus creating or increasing Sabratek's obligation to make the true-up payment to Ralin pursuant to the Registration Rights Agreement or decreasing Ralin's obligation to make the true-down payment to Sabratek thereunder. Accordingly, the parties agree that the indemnification obligations of Sabratek hereunder with respect to breaches of representations and warranties shall be reduced by the amount of any benefit received by Ralin through the creation of, or increase in, the true-up payment or any reduction in the true-down payment as contemplated by the Registration Rights Agreement; provided, however, that Sabratek shall have the burden of proof with respect to proving any such benefit received by Ralin.

         (b) Effect of Insurance. In determining the amount of any claim for which a Sabratek Indemnitee is entitled to indemnification pursuant to this
Article VIII, there shall be subtracted an amount equal to all insurance proceeds actually received by any Sabratek Indemnitee by reason of such claim. If a claim of a Sabratek Indemnitee is covered by insurance of any Sabratek Indemnitee, the Sabratek Indemnitees agree to use all commercially reasonable efforts to recover the amount of such claim from the issuer before seeking indemnification hereunder.

         (c) Mitigation; Subrogation; No Consequential Damages. The Indemnified Party shall take all commercially reasonable steps to mitigate all indemnifiable Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages of the Indemnifying Party. To the extent that an Indemnifying Party has discharged any claim for indemnification hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party against any third parties.

         (d) Certain Claims. The Sabratek Indemnities agree not to (and shall not be entitled to) bring a claim for indemnification hereunder for any breach or inaccuracy or nonfulfillment of any representation, warranty, covenant or agreement of Ralin hereunder of which Sabratek had actual (and not constructive) knowledge of on or before the Closing Date, including, without limitation, any matter disclosed on any Schedule to this Agreement. Ralin shall have the burden of proof with respect to Sabratek's actual knowledge. Ralin shall have no liability hereunder for any Damages resulting from any acts or omissions of any Sabratek Indemnitee. The parties hereby acknowledge and agree that Sabratek has actual knowledge of the matters disclosed in the Ralin Disclosure Schedule.

         (e) Sole Remedy. Except as otherwise provided in this Agreement and with respect to claims of fraud or intentional misrepresentation by Ralin, the sole and exclusive remedy of the parties hereto for any and all claims against the other party hereto with respect to the transactions contemplated herein shall be a claim for indemnification under this Article VIII on the terms and subject to the conditions of this Agreement.

         (f) Survival. All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing. Notwithstanding the foregoing, the representations and warranties contained in Article II (except Sections 2.3 (capitalization), 2.5 (financial statements), 2.13 (taxes) and 2.23 (accounts receivable)) and Article III hereof shall terminate twelve months after the Closing Date; the representations and warranties contained in Sections
2.5 (financial statements) and 2.23 (accounts receivable) shall terminate eighteen months after the Closing Date; and the representations and warranties contained in Sections 2.3 (capitalization) and 2.13 (taxes) shall terminate on the expiration of the applicable statute of limitations (collectively, the "Survival Periods"). The liability of Ralin for claims of indemnification under clause (i) of Section 8.1(a) and the liability of Sabratek for claims of indemnification under clause (i) of Section 8.1(b) shall be terminated and deemed waived and released if written notice from the Indemnified Party is not given as provided herein before expiration of the applicable Survival Period; provided, however, that such liability shall not terminate (but shall survive until resolved among the parties) with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnified Party has been given written notice prior to the expiration of the applicable Survival Period.

         8.4. Escrow Agreements. At the Closing, Ralin and Sabratek shall enter into an indemnity escrow agreement in the form of Exhibit J-1 (the "Indemnification Escrow Agreement") with the escrow agent identified therein (the "Indemnification Escrow Agent"), and Sabratek shall deposit with the Indemnification Escrow Agent a portion of the Share Consideration equal to 278,000 shares of Sabratek Common Stock (the "Indemnification Escrow Shares"). The indemnification escrow fund is intended to secure the indemnification obligations of Ralin under this Agreement; however the indemnification rights of Sabratek will not be limited to the amount in such fund, but shall be subject to the limits set forth in Section 8.3(a) above. At the Closing, Ralin and Sabratek shall also enter into an escrow agreement in the form of Exhibit J-2 (the "Excess Share Escrow Agreement" and together with the Indemnification Escrow Agreement, the "Escrow Agreements") with the escrow agent identified therein (the "Excess Share Escrow Agent" and together with the Indemnification Escrow Agent, the "Escrow Agents"), and Sabratek shall deposit with the Excess Share Escrow Agent the remainder of the Share Consideration equal to 622,000 shares of Sabratek Common Stock (the "Excess Share Escrow Shares" and together with the Indemnification Escrow Shares, the "Escrow Shares"). The Escrow Shares, including any proceeds from the sale of such shares in accordance with terms of the respective Escrow Agreement and the Registration Rights Agreement (collectively, the "Escrow Fund"), shall be held pursuant to the terms of the respective Escrow Agreement. Ralin and Sabratek shall deal with the indemnification escrow fund as specified in Exhibit K-1 and with the excess share escrow fund as Specified in Exhibit K-2. During the duration of the Indemnification Escrow Agreement (the "Indemnity Escrow Period"), Sabratek shall make any claims for indemnification by Ralin under this Agreement only against the Escrow Funds contained in the indemnification escrow fund pursuant to the terms of this Agreement and Exhibit K-1, if and to the extent such escrow fund is sufficient (taking into account all other indemnity claims of Sabratek then pending, regardless of whether the amount thereof is disputed or the claim is disputed) to satisfy such claim. Following the one year anniversary of the Closing Date, Sabratek may pursue new claims for indemnification by Ralin under this Agreement by bringing such claims against Ralin directly in accordance with the terms of this Agreement, subject to the limits set forth in Section 8.3.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

         9.1. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by Sabratek in connection with this Agreement and the transactions contemplated hereby shall be paid by Sabratek, whether or not the Closing shall occur, and all costs and expenses incurred by Ralin in connection with this Agreement and the transactions contemplated hereby shall be paid by Ralin, whether or not the Closing shall occur; provided, however, that:

         (a) Sabratek shall pay the following amounts, whether or not the Closing shall occur (the "Basic Expenses"): (i) the fees and expenses of Ralin's counsel (Edgar F. Heizer, III and Gardner, Carton & Douglas) related to the preparation of this Agreement in an amount not to exceed in the aggregate $100,000; (ii) the fees, expenses and disbursements of Arthur Andersen LLP ("AA") in connection with the audit of LWI pursuant to the terms of the engagement letter between AA and Sabratek; and (iii) the HSR Act filing fees of Ralin, which filing fees were $45,000; and

         (b) In the event that the Closing shall not occur (other than due to Ralin's failure to obtain the Ralin Stockholder Approval or a willful act or omission by Ralin), Sabratek shall pay to Ralin, in addition to the Basic Expenses, $100,000 as reimbursement for Ralin's additional out-of-pocket expenses and administrative costs related to the transactions contemplated by this Agreement (for which Ralin shall not be required to account).

         9.2. Notices. All notices and other required communications hereunder shall be in writing and shall be deemed given: if delivered personally, when so delivered; if telecopied, on the date telecopied; if mailed, by registered or certified mail (postage prepaid and return receipt requested), on the date five days after deposit in the mail; or if delivered by overnight courier, on the next business day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, which notice will be effective only upon receipt):

         (a)      if to Sabratek, to:

                  Sabratek Corporation
                  8111 North St. Louis Avenue
                  Skokie, Illinois 60076
                  Attention:  K.S. Padda
                  Fax:  (847) 647-2382
                  with a copy to:

                  Carter W. Emerson
                  Kirkland & Ellis
                  200 E. Randolph
                  Chicago, Illinois 60601
                  Fax:  (312) 861-2200

         (b)      if to Ralin

                  Ralin Medical, Inc.
                  1615 Barclay Boulevard
                  Buffalo Grove, Illinois 60089
                  Attention: L. Peter Smith
                  Fax:  (847) 478-9502

                  with a copy to:

                  Gardner, Carton & Douglas
                  321 North Clark Street, Suite 3400
                  Chicago, Illinois 60610
                  Attention:  Troy M. Calkins
                  Fax:  (312) 644-3381

         9.3. Interpretation. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Sabratek, Ralin or any of their respective affiliates to take any action which would violate any applicable law, rule or regulation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance.

         9.4. Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement. The Agreement may be executed and delivered by facsimile transmission, and a facsimile of this Agreement or of a signature of a party shall be as effective as an original.

         9.5. Entire Agreement. This Agreement (including the Disclosure Schedule, Exhibits, documents and instruments referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         9.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois, without regard to any applicable conflicts of law which would result in the application of any other state's law.

         9.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.8. Publicity. Except as otherwise required by applicable law or the rules of The Nasdaq Stock Market, Inc. National Market, neither Ralin nor Sabratek shall, or shall permit any of their respective affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Furthermore, Ralin shall not make any written or oral communication to the press or any financial analyst regarding this Agreement or the agreements and transactions contemplated hereby without the prior written consent of Sabratek and shall direct all press and financial inquiries regarding such matters to Sabratek's Chief Financial Officer or President; Ralin shall inform its relevant employees of this provision.

         9.9. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Sabratek may assign its rights and obligations under this Agreement to one of its affiliates; provided, further, that any such assignment shall not release or discharge Sabratek of any liability arising under or in connection with this Agreement or the documents and instruments executed and delivered in connection with this Agreement (including the Registration Rights Agreement and the Assignment and Assumption Agreement). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. This Agreement (including the Disclosure Schedule, Exhibits, documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than in respect to the parties entitled to indemnification pursuant to Article VIII.

         9.10. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, county, local or foreign law or statute shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         9.11. Dispute Resolution. To the extent feasible, the parties desire to resolve any controversies or claims or issues arising out of or relating to this Agreement through discussions and negotiations between each other. The parties agree to use their reasonable best efforts to attempt to resolve any disputes, controversies, claims or issues arising out of or relating to this Agreement by face-to-face negotiations with each other. In the event that, after discussions, such controversies, claims or issues cannot be resolved solely between the parties, then the parties shall, within 10 days after either Sabratek or Ralin gives notice to the other, jointly submit their dispute to binding arbitration in the City of Chicago, Illinois. Such arbitration shall be administered by the American Arbitration Association (the "Institute") in accordance with its then prevailing rules for arbitration of business disputes (except as otherwise provided by this Agreement), by three independent and impartial arbitrators, one of whom shall be appointed by Sabratek, one of whom shall be appointed by Ralin and one of whom shall be appointed by the Institute (collectively, the "Arbitrator"). Notwithstanding anything to the contrary provided in Section 9.6 of this Agreement, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1 et. seq. The Arbitrator shall permit and facilitate such discovery as it shall determine appropriate in the circumstances, taking into account the needs of the parties hereto and the desirability of making discovery expeditious and cost effective. The arbitrator may issue such interim orders in accordance with principles of equity as may be necessary to protect any party from irreparable harm during the pendency of any arbitration, including entry of a preliminary injunction. Any such order shall be without prejudice to the final determination of the controversy. Each party to this Agreement hereby agrees that such arbitration shall be completed and a final arbitration decision rendered within 60 days of the submission of the respective dispute to arbitration, and each of such parties shall take all actions appropriate and necessary to cause such arbitration to be so completed within such 60 day period. The Arbitrator shall not be empowered to award any party any punitive damages in connection therewith, and each party hereby irrevocably waives any right to recover such punitive damages. The determination of the Arbitrator as to a dispute shall be final and binding for all purposes of this Agreement. Each party to any such arbitration shall use its best efforts and utmost diligence to safeguard and to protect against disclosure, misuse, espionage, loss and theft and shall keep and maintain in strict confidence and shall not disclose to any third party any information that may be disclosed to it in connection with such arbitration proceeding, other than to its employees and agents who require access to such information to perform their duties and other than is required or appropriate to disclose pursuant to applicable law (including pursuant to securities laws and any reporting requirements thereunder) or court order or in any arbitration contemplated by this Agreement; the arbitrator shall to the extent permitted by the rules and regulations of the Institute be likewise bound by this confidentiality provision and shall not make public its opinion or findings in connection with the relevant proceeding. The fees and expenses of the Arbitrator shall be equally shared by the parties and each of the parties shall bear its own costs and expenses in connection with any such arbitrations; provided that if the right of a party or parties to indemnification for any particular matter is upheld or sustained in such arbitration, the other party or parties to such arbitration shall bear all of the fees and expenses of the Arbitrator, all of their own costs and expenses and the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the party or parties whose claim to indemnity is so upheld or sustained.

         9.12. Schedules and Exhibits. All Schedules and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Sabratek and Ralin have caused this STOCK PURCHASE AGREEMENT to be duly executed as of the date first above written.



SABRATEK CORPORATION                                 RALIN MEDICAL, INC.


By:                                                  By:
Name:                                                Name:
Title:                                               Title: